EXHIBIT 99.1

                                 [LOGO] ZARLINK
                                        SEMICONDUCTOR

Dear Shareholder:

The Board of Directors and management of Zarlink Semiconductor Inc. cordially invite you to attend the company's 2004 Annual Meeting of Shareholders. The meeting will take place at the head offices of the company, 400 March Road, Ottawa, Ontario, Canada, at 10:30 a.m. on Wednesday, July 21, 2004. Related to this, you will find enclosed the notice of meeting, proxy circular and form of proxy for the meeting.

It is important that all shareholders be represented at the meeting. If you are unable to attend, please take a moment to complete, date and sign the enclosed form of proxy, and return it as instructed.

We are pleased to report that Zarlink's Board of Directors has worked diligently over the past year to continue the improvement of Zarlink's good corporate governance practices. We are fully aligned with the Toronto Stock Exchange corporate governance guidelines as well as meeting the rules of the U.S. Securities and Exchange Commission and of the New York Stock Exchange. We remain committed to providing easily accessible, clear and accurate disclosure of important governance and other information. You can find this information on our website at www.zarlink.com. We have also established direct communication for investors to contact the Chairperson of the Board by electronic mail at boardchair@zarlink.com. and the Chairperson of the Audit Committee by electronic mail at auditchair@zarlink.com.

For almost 30 years, Zarlink Semiconductor has delivered semiconductor solutions that drive the capabilities of voice, enterprise, broadband and wireless communications. The company's success is built on its technology strengths, including voice and data networks, consumer and ultra low-power communications, and high-performance analog. For more information about the company, please visit www.zarlink.com.

We look forward to seeing you at the meeting.

Yours truly,

/s/ Dr. Henry Simon
-------------------
Dr. Henry Simon
Chairperson of the Board

[LOGO] ZARLINK
       SEMICONDUCTOR

                    Notice of Annual Meeting of Shareholders

      Notice is hereby given that the Annual Meeting of Shareholders of Zarlink Semiconductor Inc. (the "Company") will be held at the head offices of the Company, 400 March Road, Ottawa, Ontario, Canada, on Wednesday, July 21, 2004, at 10:30 a.m., for the following purposes:

1. to receive the consolidated financial statements of Zarlink Semiconductor Inc. in accordance with both United States and Canadian GAAP for the fiscal year ended March 26, 2004 and the Auditors' Report thereon;

2.    to elect directors;

3.    to appoint auditors; and

4. to transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Management Proxy Circular and the Form of Proxy prepared in respect of the Annual Meeting accompany this notice.

Ottawa, Ontario, June 8, 2004.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Donald G. McIntyre
                                        ----------------------
                                            Donald G. McIntyre
                                            Secretary

--------------------------------------------------------------------------------
In order to be represented by proxy at the Annual Meeting, you must complete, date and sign the enclosed Form of Proxy, or other appropriate form of proxy and, in either case, (1) deliver the completed proxy to the Company's transfer agent, Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 in the addressed envelope enclosed, or (ii) submit the completed proxy to Computershare Trust Company of Canada, facsimile number (416) 981-9800, at the latest 48 hours prior to the day of the Annual Meeting, or any adjournment thereof.
--------------------------------------------------------------------------------

                            MANAGEMENT PROXY CIRCULAR

                                TABLE OF CONTENTS

MANAGEMENT PROXY CIRCULAR......................................................1

SOLICITATION OF PROXIES........................................................1

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF....................................1

APPOINTMENT OF PROXYHOLDERS....................................................2

Appointment and REVOCATION of proxies..........................................2

VOTING OF PROXIES..............................................................2

CONSOLIDATED FINANCIAL STATEMENTS AND AUDITORS' REPORT.........................3

ELECTION OF DIRECTORS..........................................................3
   Independence and Board Committees...........................................7

EXECUTIVE COMPENSATION.........................................................7
   Summary Compensation Table..................................................7
   Employee Share Ownership Plan...............................................9
   Director, CEO and Executive Share Ownership.................................9
   1991 Stock Option Plan for Key Employees and Non-Employee Directors........10
      Option Grants During Fiscal 2004........................................11
      Aggregated Options Exercised During Fiscal 2004 and
        Fiscal Year-End Option Values.........................................13

REPORT ON EXECUTIVE COMPENSATION..............................................14
   Composition of the Compensation Committee..................................14
   General Principles of Executive Compensation...............................14
   Base Salary................................................................14
   Annual Incentive Compensation Arrangements.................................15
   Long-Term Incentive........................................................15
   Compensation of the President and Chief Executive Officer..................16
   Performance Graph..........................................................16

EMPLOYMENT AGREEMENTS.........................................................16

EQUITY COMPENSATION PLAN INFORMATION..........................................20

COMPENSATION OF NON-EMPLOYEE DIRECTORS........................................21

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS.............22

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE..................................22

STATEMENT OF CORPORATE GOVERNANCE PRACTICES...................................22

REPORT OF THE AUDIT COMMITTEE.................................................24

APPOINTMENT OF AUDITORS.......................................................25

SHAREHOLDERS' PROPOSALS.......................................................26

OTHER MATTERS.................................................................26

ADDITIONAL INFORMATION........................................................26

DIRECTORS' APPROVAL...........................................................26

[LOGO] ZARLINK
       SEMICONDUCTOR

MANAGEMENT PROXY CIRCULAR

      This Management Proxy Circular (the "Circular") is furnished in connection with the solicitation of proxies by the Board of Directors and management of Zarlink Semiconductor Inc. (the "Company") for use at the Annual Meeting (the "Meeting") of the holders of the common shares of the Company to be held on July 21, 2004 at the head offices of the Company, 400 March Road, Ottawa, Ontario, Canada, at 10:30 a.m., and any adjournment thereof, for the purposes set out in the Notice of Annual Meeting of Shareholders.

      Minutes of the 2003 Annual Meeting of Shareholders are available for viewing on the Company's website at www.zarlink.com.

      All dollar amounts in this Circular are in United States dollars unless otherwise stated.

SOLICITATION OF PROXIES

      It is expected that the solicitation of proxies will be primarily by mail, but proxies may also be solicited by employees or agents of the Company, personally, in writing, by email or by telephone. The cost of such solicitation will be borne by the Company.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

      Only the holders of common shares of the Company of record (the "Shareholders") at the close of business on May 25, 2004 (the "Record Date") will be entitled to receive notice of the Meeting. They will also be entitled to vote at the Meeting. Each Shareholder is entitled to one vote for each common share registered in the name of such Shareholder. As at May 28, 2004, there were 127,302,973 common shares outstanding.

      The Company shall prepare, no later than 10 days after the Record Date, an alphabetical list of Shareholders entitled to vote as of the Record Date at the Meeting that indicates the number of shares held by each Shareholder. The list of Shareholders entitled to vote at the meeting is available for inspection during usual business hours at the office of the Company's transfer agent and registrar, Computershare Trust Company of Canada, located at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1.

      To the knowledge of the directors and senior officers of the Company, as of May 28, 2004, no person or corporation owned, directly or indirectly, or exercised control or direction over more than 10% of the outstanding common shares of the Company.

APPOINTMENT OF PROXYHOLDERS

      A vote at the Meeting may be given in person or by proxy.

      The persons named in the Form of Proxy enclosed with this Circular are officers of the Company. A Shareholder desiring to appoint some other person (who need not be a Shareholder) to represent him at the Meeting may do so either by inserting such person's name in the blank space provided in the enclosed Form of Proxy, or by completing another form of proxy and, in either case, (i) delivering the completed proxy to the Company's transfer agent, Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 in the addressed envelope enclosed, or (ii) submitting the completed proxy to Computershare Trust Company of Canada, facsimile number (416) 981-9800, at the latest 48 hours prior to the day of the Meeting, or any adjournment thereof. It is the responsibility of the Shareholder appointing some other person to represent him to inform such person that he has been so appointed.

APPOINTMENT AND REVOCATION OF PROXIES

      A Shareholder who has given a proxy may revoke it by signing a form of proxy bearing a later date or by signing a written notice of revocation, or in any other manner permitted by law. A Shareholder may revoke a proxy by depositing an instrument in writing executed by the Shareholder or by his attorney authorized in writing, either at the registered office of the Company at the latest 48 hours prior to the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairperson of the Meeting on the day of the Meeting, or any adjournment thereof, prior to the time of voting and, upon either of such deposits, the earlier proxy shall be revoked. The participation by a Shareholder in a vote at the Meeting will automatically revoke any proxy given by the Shareholder in respect of the business covered by that vote.

      Non-registered shareholders or shareholders that hold their shares in the name of a "nominee", such as a bank, trust company, securities broker or other financial institution, must seek instructions as to how to complete their Form of Proxy and vote their shares from their nominee. Non-registered shareholders will have received this Circular in a mailing from their nominee, together with the Form of Proxy or a voting instruction form. It is important that non-registered shareholders adhere to the voting instructions provided to them by their nominee. Since the Company's transfer agent and registrar, Computershare Trust Company of Canada, does not have a record of the names of the Company's non-registered shareholders, it will have no knowledge of a non-registered shareholder's right to vote, unless the nominee has appointed the non-registered shareholder as a proxyholder. Non-registered shareholders that wish to vote in person at the Meeting must insert their name in the space provided on the Form of Proxy or a voting instruction form, and adhere to the signing and return instructions provided by their nominee. By doing so, non-registered shareholders are instructing their nominee to appoint them as proxyholder.

VOTING OF PROXIES

      The officers named in the Form of Proxy will vote the shares in respect of which they are appointed proxyholders in accordance with the instructions of each Shareholder appointing them.

      In the absence of such instructions, such common shares will be voted (i) FOR the election of the nominees for director listed under "Election of Directors"; and (ii) FOR the appointment of the auditors named under "Appointment of Auditors".

      If a Shareholder appoints some person other than the officers named in the Form of Proxy to represent him, such person will vote the common shares in respect of which he is appointed proxyholder in accordance with the instructions of the Shareholder appointing him. In the absence of such instructions, such person may vote such common shares at his discretion.

      The form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of the Meeting and to other matters which may properly come before the Meeting. As at the date hereof, management of the Company knows of no such amendment, variation or other matters to come before the Meeting. If other matters are properly brought before the Meeting, the persons named in the form of proxy will vote on such matters in accordance with their best judgment.

CONSOLIDATED FINANCIAL STATEMENTS AND AUDITORS' REPORT

      The consolidated financial statements of the Company and the Auditors' Report for the fiscal year ended March 26, 2004 ("Fiscal 2004") will be submitted to the Shareholders at the Meeting but no vote with respect thereto is required or proposed to be taken.

      The financial statements included in the 2004 Annual Report accompanying this Circular are in United States dollars and have been prepared in accordance with U.S. GAAP. The financial statements attached to this Circular are in United States dollars and have been prepared in accordance with Canadian GAAP.

ELECTION OF DIRECTORS

      Nine directors are to be elected at the Meeting. Each director will hold office until the close of the next Annual Meeting or until his successor is duly elected, unless the office is earlier vacated in accordance with the By-Laws of the Company.

      Except where authority to vote in respect of the election of directors is withheld, the appointees named in the accompanying Form of Proxy will vote the common shares represented by such proxy FOR the election of the nine nominees for director listed below.

      The Board of Directors and management recommend that Shareholders vote FOR the election of the nominees listed below. For each proposed nominee, the information below indicates his jurisdiction of residence; all positions and offices held by him with the Company; his principal occupation or employment during the past five years; the year from which he has continually served as a director of the Company; and the number of common shares beneficially owned by him or over which control or direction is exercised by him as at May 28, 2004(1).

ANDRE BORREL                             Mr.  Andre  Borrel  has  been  an  independent  consultant  to the
Geneva, Switzerland                      semiconductor  industry  since 1995.  From 1967 to 1994, he served in senior management  positions with Motorola,  Inc. in Europe and
Management Consultant                    the  United  States.  Mr.  Borrel  also  serves  on the  Board  of
                                         Chartered  Semiconductor  and of Leica  Microsystems  AG. He is an
Director since 1998                      Officer  of the  French  National  Order  of  Merit,  and  holds a
                                         Master's  Degree in Electronics  from Ecole  Nationale  Superieure
Shares beneficially owned or over        des Telecommunications in Paris.
which control or direction is
exercised: 90,000

PATRICK J. BROCKETT                      Mr.  Patrick J.  Brockett has over thirty years  experience in the
Saratoga, CA, U.S.A.                     semiconductor industry starting with Texas Instruments in 1966. He joined National  Semiconductor  in 1979 and over a twenty two year
President and Chief Executive            career  held  senior  executive   positions  in  world  sales  and
Officer of the Company                   marketing  and general  management.  In his last  assignment,  Mr.
                                         Brockett  was  responsible  for  Nationals   Analog  and  Wireless
Director since 2001                      business's  which grew to over  seventy  percent of the  companies revenues during his tenure. He joined the Company as President and
Shares beneficially owned or over        Chief Executive Officer in April 2001.
which control or direction is
exercised: 922,235

HUBERT T. LACROIX                        Mr. Hubert T. Lacroix has been a consultant to Telemedia  Ventures
Montreal, Quebec, Canada                 Inc., a private investment company, and Senior Advisor to Stikeman
                                         Elliott (law firm) since May 5, 2003.  He also  currently  teaches
Management Consultant                    law classes at Universite de Montreal.  He was Executive Chairman,
                                         Telemedia  Corporation  from February  2000 to May 2003.  Prior to
Director since 1992                      that date,  he was a partner  with  McCarthy  Tetrault  (law firm)
                                         since 1984. He is Chairman of the Board and Audit Committee member
Shares beneficially owned or over        of SFK Pulp Fund and is a Director and Audit  Committee  member of
which control or direction is            ITS Investments Limited Partnership and  Transcontinental  Inc. He
exercised: 162,528                       is also a Director of the Montreal General Hospital Foundation,  a
                                         Trustee  of the  Martlet  Foundation  of McGill  University  and a
                                         Director of Secor Inc.  Mr.  Lacroix  received his Bachelor of Law from McGill University, was admitted to the Quebec Bar in 1977 and holds a Master of Business Administration from McGill University.

J. SPENCER LANTHIER                      Mr. J. Spencer Lanthier was appointed to the Board of Directors on
Toronto, Ontario, Canada                 May 14,  2003.  He has  been a  Management  Consultant  since  his retirement  in 1999  from  KPMG  Canada,  where  he had a long and
Management Consultant                    distinguished  career  culminating in the position of Chairman and
                                         Chief Executive from 1993 until his retirement. A recipient of the
Director since 2003                      Order of Canada,  Mr.  Lanthier is currently a member of the board of the TSX  Group,  Inc.,  Bank of  Canada,  Torstar  Corporation,
Shares beneficially owned or over        Ellis-Don  Inc.,  Intertape  Polymer Group Inc., BCE Emergis Inc.,
which control or direction is            and Gerdau  Ameristeel Inc. He is also active with the United Way,
exercised: 15,000                        Goodwill  Industries,  The  University of Toronto,  and the London
                                         Health Sciences  Foundation.  Educated at McGill  University,  Mr.
                                         Lanthier received an honorary Doctor of Law from the University of
                                         Toronto in 2002.

KIRK K. MANDY                            Mr. Kirk K. Mandy joined the Company in 1984, serving in executive
Ottawa, Ontario, Canada                  management  positions until his appointment as President and Chief
                                         Executive  Officer  on  July  23,  1998.  Mr.  Mandy  has  been  a
Management Consultant and Vice           Management  Consultant  since his  retirement  from the Company in
Chairperson of the Board of              April 2001. Upon his retirement, he was appointed Vice-Chairman of
Directors of the Company                 the  Board  of  Directors  on  April 6,  2001.  Mr.  Mandy is also
                                         Co-Chairman of the National Research Council's Regional Innovation
Director since 1998                      Forum, Co-Chairman of the Ottawa Partnership,  and a member of the board of Epocal, Mitel Networks, and the Nectar Foundation. He has
Shares beneficially owned or over        served on the Board of the Strategic Microelectronics Corporation,
which control or direction is            the  Canadian  Advanced  Technology   Association,   The  Canadian
exercised: 145,000                       Microelectronics   Corp.,  The  Ottawa  Center  for  Research  and
                                         Innovation,    Micronet,    and   is   past    chairman   of   the
                                         Telecommunications  Research Institute of Ontario.  Mr. Mandy is a
                                         graduate of Algonquin College in Ottawa.

JULES M. MEUNIER                         Mr.  Jules M.  Meunier was  appointed to the Board of Directors on
Calgary, AB, Canada                      July 31, 2002. He was  President and CEO of Proquent  Systems Inc.
                                         from  January to  November  2002.  Prior to January  2002,  over a
Management Consultant                    20-year career with Nortel Networks  Corporation,  he helped shape the  company's  direction  as Chief  Technical  Officer,  and held
Director since 2002                      senior positions in wired, wireless,  and optical  communications, including serving as President of its Wireless Networks  division.
Shares beneficially owned or over        He is  also a  Director  and  member  of the  Audit  Committee  of
which control or direction is            Spectrum  Signal  Processing,   a  British   Columbia-based   firm
exercised: 15,000                        developing  wireless and Voice over Packet equipment.  Mr. Meunier holds  Bachelor of Science  degrees in  Mathematics  and  Computer
                                         Science from the University of Ottawa.

KENT H. E. PLUMLEY                       Mr.  Kent H. E.  Plumley  has been a  Special  Partner  of  Osler,
Ottawa, Ontario, Canada                  Hoskin & Harcourt  (law firm) since  January  2002.  Prior to that date, he was an equity  partner of Osler,  Hoskin & Harcourt since
Special Partner                          May 1990.  Mr.  Plumley  is  co-founder  and  Chairman  of Genesys
Osler, Hoskin & Harcourt                 Capital  Partners  Inc.  He has 35 years'  experience  in  raising
(law firm)                               venture and equity capital for Canadian technology companies.  Mr.
                                         Plumley  is  also  Vice-Chairman  of  Bridgewater  Systems,  and a
Director since 2000                      Director of The Stem Cell  Network,  Photonics  Research  Ontario,
                                         and the Ottawa Life  Sciences  Council.  He serves on the Board of
Shares beneficially owned or over        Trustees for The University of Ottawa Heart  Institute  Foundation
which control or direction is            and Queen's  University,  and is a representative  to the Advisory
exercised: 45,000                        Board of the Centre for  Innovation Law & Policy at the University
                                         of Toronto  Law School.  Mr.  Plumley has a Bachelor of Science in
                                         Chemical  Engineering  and a Bachelor of Laws,  both from  Queen's
                                         University.

DR. HENRY SIMON                          Dr. Henry Simon has been  Chairperson  of the  Company's  Board of
London, England                          Directors since July 21, 1994. He is a Special Partner of Schroder
                                         Ventures  Life  Sciences  Advisers,   a  venture  capital  company
Chairperson of the Board of Directors    advising on investments in the life sciences.  He joined  Schroder
of the Company                           Ventures in 1987 to head a venture  capital group that developed a
Special Partner, Schroder Ventures       life  sciences  business  in the  U.K.,  and was  CEO of the  life
Life Sciences Advisors (venture          sciences   team  until  1995.   He  is  also   Chairman  of  Leica
capital company advising on              Microsystems AG, Director of Gyros AB and Director and Chairman of
investments in the life sciences)        the Audit Committee of Eyetech Pharmaceuticals. Dr. Simon holds an
                                         Electrical  Engineering degree from the Institute of Technology in
Director since 1992                      Munich,  and a  doctorate  in  Telecommunications  from the  Royal
                                         Institute of Technology in Stockholm.
Common shares beneficially owned or
over which control or direction is
exercised: 255,000

DR. SEMIR SIRAZI                         Dr.  Semir  Sirazi  has been a  consultant  to the  semiconductor,
Wilmette, IL, U.S.A.                     networking and  telecommunications  industries since July 1997. He has held a  variety  of  executive  management  positions  at U.S.
Management Consultant                    Robotics/3COM and Zenith Electronics Corporation.  He is Executive
                                         Chairman  of  Prominence  Networks,  and a  Director  with  Ureach
Director since 1999                      Technologies, Visonael Inc., and Novarra, Inc. Dr. Sirazi received a Bachelor  of  Science in  Electronics  and  Communications  from
Shares beneficially owned or over        Istanbul Technical University,  a Master of Science in Electronics
which control or direction is            and  Communications  from  Bosphorous  University,  and a  PhD  in
exercised: 99,500                        Computer  Science from the Illinois  Institute of  Technology.  He holds eight  patents and  contributed  to the  standardization  of
                                         Ethernet and other networking protocols as an active member of the
                                         IEEE 802 Standards Committee.

(1) Includes options not yet exercised but currently exercisable or exercisable within 60 days of May 28, 2004 under the 1991 Stock Option Plan For Key Employees and Non-Employee Directors. See "Compensation of Non-Employee Directors" for details of options granted to non-employee directors.

      Each nominee for director has supplied the information concerning the number of common shares which he beneficially owns or over which control or direction is exercised by him. In Fiscal 2004, ten meetings of the Board of Directors were held. All directors attended all of the meetings.

      Hubert T. Lacroix was a director of Adventure Electronics Inc., a Canadian public company, from April 1994 to February 1998. Adventure Electronics Inc. filed for bankruptcy in November 1998.

      Kent H.E. Plumley and Kirk K. Mandy were directors of a private start-up photonics company, Optenia, Inc., in which the Company held a minority equity interest which was reduced proportionally as other equity investments were made. Optenia, Inc., which focused on reducing the cost of bandwidth distribution in optical networks, made an assignment in bankruptcy in March 2002 due to its inability to obtain additional financing and obtained a discharge in the fall of 2003.

Independence and Board Committees

      The following table indicates whether the Board of Directors considers each nominee to be "independent" and "unrelated" within the meaning of the Governance Guidelines and NYSE Rules (as such terms are defined under Statement of Corporate Governance Practices). This table also sets out the members of the committees of the Board of Directors as of May 28, 2004 and the number of meetings held by each committee during Fiscal 2004.

---------------------------------------------------------------------------------------------------------
                                                Compensation and
                                  Audit          Human Resources        Nominating and       Executive
Directors                       Committee          Development       Corporate Governance    Committee
                                                    Committee             Committee
---------------------------------------------------------------------------------------------------------
                                Independent/Unrelated Outside Directors

---------------------------------------------------------------------------------------------------------
Andre Borrel                                            x
---------------------------------------------------------------------------------------------------------
Hubert T. Lacroix              Chairperson                                    x                 x
---------------------------------------------------------------------------------------------------------
J. Spencer Lanthier                 x                                         x
---------------------------------------------------------------------------------------------------------
Kirk K. Mandy                                                                 x                 x
---------------------------------------------------------------------------------------------------------
Jules Meunier                                      Chairperson
---------------------------------------------------------------------------------------------------------
Kent H.E. Plumley                                       x                     x
---------------------------------------------------------------------------------------------------------
Henry Simon                                                              Chairperson       Chairperson
---------------------------------------------------------------------------------------------------------
Semir Sirazi                        x
---------------------------------------------------------------------------------------------------------
                               Not Independent/Related Outside Directors
---------------------------------------------------------------------------------------------------------
None
---------------------------------------------------------------------------------------------------------
                             Not Independent (Management related) Director
---------------------------------------------------------------------------------------------------------
Patrick J. Brockett                                                                             x
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Meetings held during                5                   6                     3                 1
Fiscal 2004
---------------------------------------------------------------------------------------------------------

      All members of the committees of the Board of Directors attended all meetings except for Andre Borrel who attended five out of six Compensation and Human Resources Development Committee meetings and Kirk K. Mandy who did not attend the Executive Committee meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The  following  table sets forth  compensation  information  for the three fiscal  years  ended  March 26,  2004,  March  28,  2003,  and  March 29,  2002,
respectively, for the Chief Executive Officer, the current Chief Financial Officer, the former Chief Financial Officer and the three most highly compensated executive officers of the Company, other than the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers of the Company on March 26, 2004 (collectively, the "Named Executive Officers").

------------------------------------------------------------------------------------------------------------------------------------
                                                                   Annual Compensation
                                                           ---------------------------------
                                                              Bonus                               Long-Term
                                                             (Annual          Other              Compensation
                                                            Incentive         Annual              Securities        All Other
Name and Principal               Fiscal      Salary(3)       Awards)(3)   Compensation(2)(3)     Under Option     Compensation(2)(3)
    Position                      Year          $               $               $                  Granted #             $
------------------------------------------------------------------------------------------------------------------------------------
Patrick J. Brockett               2004       569,839            --            90,260               150,000             85,843
President and Chief
Executive Officer                 2003       499,207            --           139,483               150,000             95,363

                                  2002       495,657         297,391         142,124             1,110,000              2,128
------------------------------------------------------------------------------------------------------------------------------------
Scott Milligan(4)                 2004       204,186            --            15,229               130,000             31,600
Senior Vice President
Finance and Chief                 2003          --              --              --                    --                 --
Financial Officer
                                  2002          --              --              --                    --                 --
------------------------------------------------------------------------------------------------------------------------------------
Jean-Jacques Carrier              2004        99,960(5)         --             4,711                  --              802,252(5)
former Chief Financial
Officer                           2003       217,740            --            11,630                  --               35,085

                                  2002       205,191         121,515          17,527                40,000             52,376
------------------------------------------------------------------------------------------------------------------------------------
Roland Andersson                  2004       406,467            --            34,669               100,000            109,794
Senior Vice President,
Worldwide Sales and               2003       343,107          50,000          34,651                50,000            129,988
Marketing
                                  2002       241,666         100,000          78,901               105,000            150,000
------------------------------------------------------------------------------------------------------------------------------------
Anthony A.P. Gallagher            2004       290,514            --            22,840               100,000             23,449
Senior Vice President,
Worldwide Operations              2003       266,158         111,641          19,805                50,000             22,055

                                  2002       144,335          95,933          11,287                50,000             11,029
------------------------------------------------------------------------------------------------------------------------------------
Tsviatko Ganev                    2004       286,837            --            22,257                60,000             72,904
Vice President,
Optoelectronics                   2003       242,125            --              --                  95,000               --
Business Unit
                                  2002          --              --              --                    --                 --
------------------------------------------------------------------------------------------------------------------------------------

(1) "Other Annual Compensation" includes relocation and living expenses for certain Named Executive Officers as follows: Mr. Brockett - Fiscal 2004 includes rent payments of $37,120 and tax equalization amounting to $36,004 (2003 - includes rent payments of $62,422 and relocation expenses totalling $62,054; 2002 - includes rent payments of $103,942 and relocation expenses totalling $25,136); Mr. Milligan - Fiscal 2004 includes car expenses amounting to $11,106; Mr. Andersson - Fiscal 2004 includes car expenses amounting to $34,669 (2003 - includes car expenses amounting to $29,796; 2002 - includes car expenses amounting to $67,720); Mr. Gallagher - Fiscal 2004 includes car expenses amounting to $21,490 (2003 - includes car expenses amounting to $18,742; 2002 - includes car expenses amounting to $11,287); Mr. Ganev - Fiscal 2004 includes car expenses amounting to $14,583.

(2) "All Other Compensation" includes contributions made and accrued by the Company to a defined contribution pension plan. The Company also contributed $9,570 in Fiscal 2004, on behalf of Mr Ganev, to a Swedish state defined benefit multi-employer pension plan administered by a mutual pension insurance company which provides pension benefits based on length of service in a pensionable position with one or more employers and final pensionable earnings.

(3) For Messrs. Brockett, Andersson, Gallagher and Ganev, changes in salary from Fiscal 2003 to Fiscal 2004 were due solely to foreign exchange fluctuations. Canadian dollar amounts have been converted to United States dollars using the Fiscal 2004 average exchange rate of $0.735268 (2003 - 0.644132; 2002 - 0.639551). Swedish Kroner amounts have been converted to United States dollars using the Fiscal 2004 average exchange rate of 0.127483 (2003 - 0.107611, 2002 - 0.095934). British pounds sterling amounts have been converted to United States dollars using the Fiscal 2004 average exchange rate of
      1.681215 (2003 - 1.541018, 2002 - 1.442441).

(4) Mr. Milligan was appointed Senior Vice-President Finance and Chief Financial Officer on May 19, 2003. Accordingly, the summary compensation table set forth above does not provide for any information concerning Mr. Milligan for Fiscal 2003 or Fiscal 2002 and the information provided for Fiscal 2004 relates to the period from May 19, 2003 to March 26, 2004.

(5) Mr. Carrier resigned as Senior Vice-President and Chief Financial Officer effective May 19, 2003. Upon termination of his employment with the Company, in accordance with executive termination arrangements effective January 1, 2000, Mr. Carrier received $784,875 of which (i) $738,944 was a lump sum payment equal to two times his annual base salary and target annual incentive payment, (ii) $38,933 was a lump sum equal to one times the Company's annual contribution to the Executive Pension Plan and (iii) $6,998 was a lump sum equivalent to two years payment of group life and health insurance (see "Employment Agreements").

Employee Share Ownership Plan

      The Employee Share Ownership Plan was approved by the Board of Directors in May 1997. The purpose of this plan is to enable employees to invest in equity shares of the Company through employee savings. Employees make contributions by means of payroll deductions and common shares of the Company are purchased twice per month through normal market facilities by Computershare Trust Company of Canada, which assumed the administration role for Montreal Trust Company of Canada (the trustee appointed to administer the plan). The Company pays all brokerage commissions, transfer taxes, and other charges and expenses of the purchase and sale of the common shares except for the issuance of a certificate for fewer than 100 shares, in which case the employee is responsible for such costs.

      During April 2001, the Company implemented a matching contribution in connection with the Employee Share Ownership Plan which provides for a contribution by the Company equal to 15% of each employee's contribution under the plan, subject to a maximum of $368 per employee per year. The maximum contribution by the Company under this plan for the next fiscal year is estimated at $150,000 based on average headcount during Fiscal 2004, assuming that each eligible employee contributes the maximum amount permitted under the plan.

Director, CEO and Executive Share Ownership

      The policy for Director, CEO and Executive Share Ownership (the "Policy") was approved by the Board of Directors in May 2003 in order to better align the interests of the Company's directors, CEO and those executives including the CFO who report directly to the CEO (the "Executives") with the financial interests of the shareholders of the Company, create ownership focus and build long-term commitment.

      The Policy requires that the Directors, the CEO and Executives establish and hold specified stock ownership levels in the Company within defined periods of time following the implementation of the Policy or from their date of hire or promotion to these roles after the effective date of the Policy, if later.

      The Chairperson of the Board must purchase and hold common shares of the Company worth at least CDN $100,000 within three years after the effective date of the Policy or his/her date of appointment to the role, if later.

      Each non-executive Director, who is not Chairperson of the Board, must purchase and hold common shares of the Company worth at least CDN $30,000 within three years after the effective date of the Policy or his/her date of appointment to the Board, if later.

      The CEO must purchase and hold common shares of the Company worth two times his/her base salary by the end of five years from the effective date of the Policy or his/her date of hire or promotion to the role, whichever is later.

      Each Executive must purchase and hold common shares of the Company worth one times his/her base salary by the end of five years from the effective date of the Policy or his/her date of hire or promotion to the role, whichever is later.

      The following guidelines and rules apply for purposes of the Policy: (a) base salary will be the average base salary of the CEO or the Executive, as applicable, over the three years prior to each measurement date; (b) interim ownership thresholds for the CEO and Executives will be 25% of target levels after two years; 50% after three years; 75% after four years; and 100% after five years; (c) these interim and final measurement dates will be extended to the extent that the CEO or any Executive has not earned sufficient after-tax incentive plan payments to fund purchases of common shares of the Company or to exercise vested options at the date that each incentive payment is made; (d) after the initial three-year period for Directors and five-year period for the CEO and the Executives, the measurement date will be once per year on the applicable anniversary date; and (e) at each ownership measurement date, the stock price used for calculating whether the common share ownership threshold requirement has been met or continues to be met will be the highest common share price on the Toronto Stock Exchange during the six-month period prior to such measurement date.

      If the CEO or any Executive misses the target common share ownership level at any of the measurement dates or thereafter, except as permitted in (c) above, one-half of any incentive payments earned by the CEO or Executive, as applicable, after the measurement date will be withheld and not paid to the CEO or Executive until his/her common share ownership level has been increased to meet the required target level as of the most recent measurement date.

      If any Director misses the target common share ownership level at any of the measurement dates or thereafter, any annual Director's fees owing to that Director after the measurement date will be withheld and not paid to the Director until his/her common share ownership level has been increased to meet the required target level of the most recent measurement date.

      Pursuant to the Policy, until the required ownership levels are met, it is expected that any exercise of outstanding options to purchase common shares will be used to increase the individual's required Company common share holdings.

      All trades (purchases and sales) of common shares of the Company by the Directors, the CEO and the Executives must be made in strict adherence with the Company's Insider Trading Guidelines and relevant securities laws.

1991 Stock Option Plan for Key Employees and Non-Employee Directors

      The 1991 Stock Option Plan for Key Employees and Non-Employee Directors (the "Option Plan") provides for the granting of non-transferable options to purchase common shares to certain key employees and non-employee directors of the Company and its subsidiaries as determined from time to time by the Compensation and Human Resources Development Committee (the "Compensation Committee") administering the Option Plan. The Option Plan was approved by the Shareholders at the 1991 Annual and Special Meeting of Shareholders and certain amendments were approved by the Shareholders at the 1993, 1995, and 1998 Annual and Special Meetings of Shareholders. Further amendments were made to the Option Plan by the directors on May 9, 2001 and approved by the Shareholders at the December 7, 2001 Special Meeting of Shareholders.

      The following table sets forth the details regarding options granted to the Named Executive Officers under the Option Plan during Fiscal 2004.

                        Option Grants During Fiscal 2004

-----------------------------------------------------------------------------------------------------------------
                                                                               Market Value
                                             % of Total                       of Securities
                                               Options                         Underlying
                             Securities      Granted to     Exercise or      Options on the
                           Under Options    Employees in    Base Price(1)    Date of Grant(1)
     Name                    Granted (#)    Fiscal 2004     ($/Security)       ($/Security)     Expiration Date
-----------------------------------------------------------------------------------------------------------------

Patrick J. Brockett          150,000           5.90%           $4.04               $3.92         January 29, 2010

Scott Milligan                80,000           3.17%           $4.04               $3.92         January 29, 2010
                              50,000           1.98%           $4.83               $4.71           May 19, 2009

Jean-Jacques Carrier           Nil               --              --                  --                  --

Roland Andersson             100,000           3.96%           $4.04               $3.92          January 9, 2010

Anthony A.P. Gallagher       100,000           3.96%           $4.04               $3.92         January 29, 2010

Tsviatko Ganev                60,000           2.38%           $4.04               $3.92         January 29, 2010
-----------------------------------------------------------------------------------------------------------------

(1) Exercise price is determined by the five previous trading days averaging formula as defined in the Option Plan and Market Value is the market price on the Toronto Stock Exchange on the date of grant converting Canadian dollar amounts to United States dollars using the closing foreign exchange rate of the Bank of Canada on the date of each grant.

      On May 9, 2001 the Board of Directors amended the Option Plan, as later approved by the Shareholders on December 7, 2001, to provide that all future options granted under the Option Plan must be exercised within a maximum of six years (as opposed to the 10-year period prior to such amendment) following the date of grant or within such other shorter time or times as may be determined by the Compensation Committee at the time of grant. Since 1998, all options granted have had a six-year term. In the case of options granted to employees of the Company, other than executive officers and non-employee directors and first-time option grants to new employees, the terms of the Option Plan provide for staggered equal monthly vesting at a rate of 2.08% per month over a period of four years commencing on the date of grant of the options, or at such other time or times as may be determined by the Compensation Committee at the time of grant. In the case of first-time option grants to new employees, up to twenty-five percent of the common shares in respect of each option may be purchased after one year from the date of grant and 2.08% per month for each month thereafter during a three-year period, or at such other time or times as may be determined by the Compensation Committee at the time of grant. In the case of executive officers and non-employee directors, up to twenty-five percent of the common shares in respect of each option may be purchased after one year from the date of grant, up to fifty percent after two years from the date of grant, up to seventy-five percent after three years from the date of grant and up to one hundred percent after four years from the date of grant or at such other time or times as may be determined by the Compensation Committee at the time of grant.

      In addition, on May 9, 2001 the Board of Directors amended the Option Plan, as later approved by the Shareholders on December 7, 2001, to increase the maximum number of common shares that may be issued under the Option Plan from 16,000,000 common shares to 20,227,033 common shares.

      As 5,037,033 common shares had been issued upon exercise of options up to May 9, 2001, this amendment increased the number of common shares issuable under outstanding options and options available for grant, each as of May 9, 2001, to 15,190,000 which represented 12% of the then outstanding common shares. The Option Plan was also amended to provide that the maximum number of common shares in respect of which options may be granted under the Option Plan to non-employee directors during any fiscal year of the Company would be 20,000 common shares per director. As at May 28, 2004, the number of common shares issuable under outstanding options and options available for grant was 14,506,584, which represented 11.4% of the then outstanding common shares.

      The price at which common shares may be purchased upon exercise of an option is the average of the market price (as defined in the Option Plan) of the common shares on the Toronto Stock Exchange for the five trading-day period immediately preceding the date of grant.

      The Option Plan provides that, in the event of the death or permanent disability of an optionholder, the vesting period of any options unexercised at the date of death or permanent disability will be accelerated so that the optionholder's legal personal representative will be permitted to purchase and take delivery of, (i) in the case where the optionholder shall have been in the employment of the Company or any subsidiary for at least five years prior to the date of such employee's death or permanent disability, 50% of all common shares under option and not purchased or delivered at the date of death or permanent disability, and (ii) in the case where the optionholder shall have been in the employment of the Company or any subsidiary for at least ten years prior to the date of such employee's death or permanent disability, all common shares under option and not purchased or delivered at the date of death or permanent disability, in each such case during the one-year period following such optionholder's death or permanent disability (but in no event after the expiration date of such options).

      The Option Plan also provides that, in the event of the termination of an employee's employment for any reason other than cause or death, the employee's options may be exercised, to the extent the options are exercisable as of the termination date, within 90 days following the date the employee's employment is terminated (but in no event after the expiration date of such options); provided, however, that the Board of Directors of the Company may, in its discretion, amend the terms of any option to permit the employee to exercise such options as if such employee's employment had not been terminated, for up to a maximum of three years following the date of termination of the employee's employment (but in no event after the expiration date of such options). In the event the employee's employment has been terminated for cause, the employee's options shall be immediately cancelled.

      The Option Plan further provides that, in the event of a change of control (whether in fact or in law) of the Company which results in a non-employee director being replaced, the vesting period shall be waived with respect to the options then held by such non-employee director in order to permit the full exercise of all outstanding options then held by such person. In the event that the non-employee director ceases to act as a director of the Company, all options held by such director, which are then exercisable, may be exercised within 180 days following the announcement of the quarterly results next following the date of resignation of such person (but in no event after the expiration date of such options). The Option Plan also provides that the Compensation Committee may determine that any option granted under the Option Plan shall include provisions which accelerate the date on which an option shall become exercisable upon the happening of such events as the Compensation Committee may determine and as permitted in the Option Plan.

      On January 11, 2000, the Board of Directors of the Company decided that all unvested stock options held by each director, the President and Chief Executive Officer, the then five Senior Vice Presidents which included the CFO and any other executives of the Company as may be designated by the Board of Directors from time to time would be accelerated and become fully vested and immediately exercisable in the event of (i) the making by any person of a take-over bid (as defined in the Securities Act (Ontario)) for the common shares of the Company, or (ii) a change of control (whether in fact or in law and as more fully defined in such Board resolution) of the Company. By further action of the Board of Directors, this resolution now applies to each director and 13 designated executives including the President and Chief Executive Officer and the Chief Financial Officer.

      The following table summarizes, for each of the Named Executive Officers, the aggregated options exercised during Fiscal 2004 and option values at March 26, 2004.

                 Aggregated Options Exercised During Fiscal 2004
                        and Fiscal Year-End Option Values

----------------------------------------------------------------------------------------------------------
                        Securities    Aggregate                        s         Value of Unexercised
                        Acquired On     Value          Unexercised Option       In-the-Money Options at
                         Exercise      Realized        at March 26, 2004           March 26, 2004(1)
        Name               (#)           ($)                 (#)                          ($)
                                                   -------------------------------------------------------
                                                   Exercisable  Unexercisable   Exercisable  Unexercisable
==========================================================================================================
Patrick J. Brockett         --           --          592,500       817,500           --            --
Scott Milligan              --           --             -          130,000           --            --
Jean-Jacques Carrier        --           --          290,000          -              --            --
Roland Andersson            --           --           65,000       190,000           --            --
Anthony A.P.Gallagher       --           --           78,678       169,001           --            --
Tsviatko Ganev              --           --           23,750       131,250           --            --
----------------------------------------------------------------------------------------------------------

(1)   None of the options were in-the-money as of March 26, 2004.

REPORT ON EXECUTIVE COMPENSATION

Composition of the Compensation Committee

      The   Compensation   and  Human   Resources  and   Development   Committee
("Compensation Committee") is comprised of three independent members of the Board of Directors:

      Jules M. Meunier, the Chairperson of the Committee,  Andre Borrel and Kent
H. E. Plumley.

      It is the responsibility of the Compensation Committee to recommend to the Board of Directors compensation policies and levels, compensation plans, stock option/purchase plans, benefit plans and pension plans and CEO and senior management goals and performance objectives and assess their performance against these objectives at each fiscal year end. The Compensation Committee is also responsible for reviewing succession plans developed by management that sustain the long-term viability of the Company.

General Principles of Executive Compensation

      Compensation  of  executive   officers,   including  the  Named  Executive
Officers, is determined by the Board of Directors upon recommendations made by the Compensation Committee.

      The Company's executive compensation policies and programs are designed to enable the Company to increase its profitability and shareholder value, and attract and retain those key individuals who can realize and ensure the short-term and long-term success of the Company. As such, the policies and programs link rewards to individual contribution, Company success and shareholder financial interests.

      The Company's executive compensation program, on a total compensation basis, aims to be competitive with other companies who are competing in similar geographical regions for the same qualified executive talent as the Company. Executive positions are benchmarked against those of applicable external comparator groups through the use of international compensation services. The prime comparator group is one of similar semiconductor and high-technology companies, with complementary comparator groups of other companies used where appropriate.

      The total compensation program for executive officers is comprised of three components: base salary, an annual incentive and a long-term incentive.

Base Salary

      Base salary recommendations are determined based on market data for positions of similar responsibilities and complexity in the comparator groups, on internal equity comparisons and on the individual's ability, experience and contribution level. Base salaries for the executive group overall are reviewed on an annual basis. Those for individual executive positions may also be reviewed outside of the regular cycle so as to take into consideration market pressures.

      There were no general salary increases for the executive group in Fiscal 2004. This was a consequence of the Company's lack of profitability and competitive market positioning.

Annual Incentive Compensation Arrangements

      The Company's annual incentive plans are intended to focus and reward executives on the achievement of current year financial targets, key Company and/or business unit objectives and some strategic individual performance objectives. While the financial targets serve to focus on results of current year profitability, the key Company, business and individual objectives focus on activities designed to improve financial results and increase profitability in a two to three-year time frame. Financial threshold targets are approved by the Board of Directors at the commencement of the fiscal year and are required to be met for payments to be made according to plan criteria.

      Financial targets were not met for Fiscal 2004. Accordingly, no incentive payments were made to the Company's executive management team in Fiscal 2004.

      The target incentive levels of the executive group are reviewed at the same time as the base salaries. The target and actual total cash compensation (salaries plus annual incentives) of the Company's executive group are currently competitive with those of the applicable comparator group. The comparator group for long-term incentives is primarily semiconductor businesses.

Long-Term Incentive

      Options  to  purchase  common  shares are  granted to the Named  Executive
Officers and other key employees to sustain commitment to long-term profitability and maximize shareholder value over the long term. Under the terms and conditions of the Option Plan, participants are granted options which are exercisable for periods of time determined by the Compensation Committee to a maximum of six years following the date of grant at an exercise price equal to the average market price of the Company's common shares on the Toronto Stock Exchange during the five trading-day period immediately preceding the date of grant. See "Executive Compensation - 1991 Stock Option Plan for Key Employees and Non-Employee Directors".

      The Company and Board of Directors believe that stock options provide strong links between executive and key employee rewards, shareholder interests and Company success. Stock option grants to executives and to other top contributors and critical skilled individuals are generally made on an annual basis. The size of grant for the executive group is determined based on the available option pool, the levels and values of options provided by companies in the external comparator group(s), and the number of options required for motivating and retaining the executives and other top contributors and critical skilled employees. During Fiscal 2004, the Company granted options to purchase up to 2,525,500 common shares to 239 employees and eight non-employee directors of the Company at an average exercise price of $3.96 per share, of which 1,226,000 were granted to directors and 16 executive officers and 1,299,500 to key employees. The comparator group for long-term incentives is primarily semiconductor businesses.

Compensation of the President and Chief Executive Officer

      In April 2001, Patrick J. Brockett was appointed President and Chief Executive Officer of the Company. Mr. Brockett's compensation was approved by the Compensation Committee and the Board of Directors.

      The base salary and long-term incentive components of Mr. Brockett's compensation are determined in accordance with the policies applying to all executive officers of the Company. Mr. Brockett's current base salary is $569,839. Mr. Brockett's base salary is determined in Canadian dollars and has remained unchanged at CDN $775,000 since he was engaged by the Company in April 2001. The change in the US dollar equivalent of Mr. Brockett's base salary is solely due to foreign exchange rate fluctuations since April 2001.

      Mr. Brockett's annual discretionary incentive payment is determined, at each fiscal year end, based on the Compensation Committee's assessment of Mr. Brockett's performance, particularly in improving the Company's long-term profitability and financial condition. See "Employment Agreements - Patrick J. Brockett". No incentive payment was made to Mr. Brockett in Fiscal 2003 or Fiscal 2004.

      The Compensation Committee of the Board of Directors, whose names are set out below, has approved the issue of this Report on Executive Compensation and its inclusion in this Circular.

Andre Borrel
Jules M. Meunier
Kent H.E. Plumley

Performance Graph

      The following graph compares the cumulative total shareholder return on CDN $100 invested in common shares of the Company with the cumulative total return of the Toronto Stock Exchange 300 Stock Index for the five most recently completed fiscal years, assuming reinvestment of all dividends.

 [The following table was represented as a line chart in the printed material.]

                                               ZL       TSX Composite Index
                                              ----      -------------------

March 26, 1999                                $100             $100
March 31, 2000                                $332             $143
March 30, 2001                                $118             $115
March 29, 2002                                $143             $119
March 28, 2003                                 $50              $95
March 26, 2004                                 $47             $129

EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements with the CEO, the CFO and other Named Executive Officers on the terms and conditions described below.

PATRICK J. BROCKETT

      On March 20, 2001, the Company entered into an employment agreement with Mr. Patrick J. Brockett with respect to his employment as President and Chief Executive Officer.

      Pursuant to the agreement, Mr. Brockett is entitled to receive an annual base salary in the amount of $569,839. Mr. Brockett's base salary is determined in Canadian dollars and has remained unchanged at CDN $775,000 since he was engaged by the Company in April 2001. The change in the US dollar equivalent of Mr. Brockett's base salary is solely due to foreign exchange rate fluctuations since April 2001. He is also entitled to receive an annual incentive payment, conditional upon the successful achievement by Mr. Brockett of specific target objectives in each fiscal year, as follows: (i) if a minimum of 85% of the objectives are achieved, the annual incentive payment will be equal to 30% of the annual base salary, (ii) if the objectives are achieved in full, the annual incentive payment will be equal to 60% of the annual base salary, and (iii) if all objectives collectively are exceeded by at least 25%, the annual incentive payment will be equal to 120% of the annual base salary. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year. In the first year of employment (Fiscal 2002), Mr. Brockett was entitled to receive a guaranteed minimum incentive payment amounting to $297,391. In Fiscal 2003 and Fiscal 2004, Mr. Brockett did not receive any incentive payment.

      Mr. Brockett is also entitled to customary benefits and options to purchase one million common shares at exercise prices determined as follows: (i) 25% of such options may be exercised at the market price (as defined in the Option Plan) of $7.33 in effect on April 9, 2001 (being the start date of Mr. Brockett's employment with the Company) (the "Initial Market Price"), (ii) 25% of such options may be exercised at $8.79 being 120% of the Initial Market Price, (iii) 25% of such options may be exercised at $10.55 being 144% of the Initial Market Price, and (iv) the remaining 25% of such options may be exercised at $12.86 being 173% of the Initial Market Price. The options provide for equal annual vesting over a period of four years commencing one year following their date of grant, and are otherwise governed by the terms and conditions of the Option Plan. Note: Canadian dollar amounts have been converted to United States dollars using the closing foreign exchange rate provided by the Bank of Canada on the date of grant.

      Mr. Brockett's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to two times his annual base salary and average earned annual incentive payment over the previous three fiscal years (or such shorter period during which Mr. Brockett will then have been employed by the Company),
(ii) a payment of two years' regular annual contributions to an executive pension plan (or a contribution equal to 30% of the then current base salary, to the extent Mr. Brockett is not then participating in an executive pension plan) and (iii) continued group life and health benefits coverage during such two-year period. In addition, Mr. Brockett will have a period of six months following the date of termination to exercise all stock options that are vested up to the end of such exercise period.

SCOTT MILLIGAN

      On May 12, 2003, the Company entered into an employment agreement with Mr. Scott Milligan with respect to his employment as Senior Vice President, Finance and Chief Financial Officer.

      Pursuant to the agreement, Mr. Milligan is entitled to receive an annual base salary in the amount of $246,315, Mr. Milligan's base salary is determined in Canadian dollars and is CDN $335,000. He is also entitled to receive an annual incentive payment, conditional upon the successful achievement by Mr. Milligan of specific target objectives in each fiscal year, as follows: (i) if the objectives are achieved in full, the annual incentive payment will be equal to 50% of the annual base salary, and (ii) if the financial component of the objectives is exceeded, Mr. Milligan may earn up to 150% of his target incentive payment. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year.

      Mr. Milligan is also entitled to customary benefits and options to purchase 50,000 common shares pursuant to the Option Plan. The options provide for equal annual vesting over a period of four years commencing one year following their date of grant, and are otherwise governed by the terms and conditions of the Option Plan.

      Mr. Milligan's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to one times his then current annual base salary, (ii) a lump sum payment in lieu of incentive payment equal to one times his target annual incentive payment, and (iii) continued group life and health benefits coverage until the earlier of one year following the date of termination or 30 days after he secures substantially similar replacement coverage through re-employment. In addition, Mr. Milligan will have a period of six months following the date of termination to exercise all stock options that are vested up to the end of such exercise period.

JEAN-JACQUES CARRIER

      Mr. Carrier resigned as Senior Vice President, Finance and Chief Financial Officer effective May 19, 2003. Upon termination of his employment with the Company, in accordance with executive termination arrangements effective January 1, 2000, Mr. Carrier received $784,875 of which (i) $738,944 was a lump sum payment equal to two times his annual base salary and target annual incentive payment, (ii) $38,933 was a lump sum equal to one times the Company's annual contribution to the Executive Pension Plan and (iii) $6,998 was a lump sum equivalent to two years payment of group life and health insurance. In addition, upon termination of his employment, all of the options granted to Mr. Carrier became vested and he was granted a period of eighteen months following the date of termination to exercise all such options unless any such options expired before the end of such 18-month period.

ROLAND ANDERSSON

      On May 10, 2001, the Company entered into an employment agreement with Roland Andersson with respect to his employment as Senior Vice President, Worldwide Sales and Marketing.

      Pursuant to the agreement, Mr. Andersson is entitled to receive an annual base salary in the amount of $290,000 (which was agreed to be fixed at an equivalent amount in Swedish Kroner based on the exchange rate at the time of hire) Mr. Andersson's base salary in Kroner has not changed since he was engaged by the Company on June 4, 2001. The change in the US dollar equivalent of Mr. Andersson's base salary is solely due to foreign exchange fluctuations since June 4, 2001. He is also entitled to receive an annual incentive payment, conditional upon the successful achievement by Mr. Andersson of specific target objectives in each fiscal year, as follows: (i) if a minimum of 85% of the objectives are achieved, the annual incentive payment will be equal to 27.5% of the annual base salary, (ii) if the objectives are achieved in full, the annual incentive payment will be equal to 55% of the annual base salary, and (iii) if all objectives are exceeded by at least 25%, the annual incentive payment will be equal to 85% of the annual base salary. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year. In the first year of employment, Mr. Andersson was entitled to receive a guaranteed minimum incentive payment amounting to $100,000 and a signing incentive payment in the amount of $150,000. The agreement also provides for Company funding of 20 to 25% of Mr. Andersson's base salary annually to continue his private executive pension arrangement in Sweden.

      Mr. Andersson is also entitled to customary benefits and options to purchase 75,000 common shares pursuant to the Option Plan. The options provide for equal annual vesting over a period of four years commencing one year following their date of grant, and are otherwise governed by the terms and conditions of the Option Plan.

      Mr. Andersson's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to one times his annual base salary and (ii) a lump sum payment equal to one times his average earned annual incentive payment over the previous three fiscal years (or such shorter period during which Mr. Andersson will then have been employed by the Company). In addition, Mr. Andersson will have a period of 90 days following the date of termination to exercise all stock options that are vested up to the end of such exercise period and will receive continued group life and health benefits coverage not to extend beyond one year in accordance with the Company's Sweden policy relating to post-termination life and health benefits coverage.

ANTHONY A. P. GALLAGHER

      Anthony Gallagher was employed by GEC Plessey Semiconductor from 1992 until 1998, at which time the Company acquired the assets of GEC Plessey Semiconductor and Mr. Gallagher became an employee of the Company. Mr. Gallagher's initial employment agreement with GEC Plessey Semiconductors was entered into on May 26, 1992, and subsequently amended by agreements with the Company dated April 7, 1999, April 20, 2000 and April 18, 2002, respectively.

      Pursuant to the current agreement, Mr. Gallagher is employed as Senior Vice President, Worldwide Operations, and is entitled to receive an annual base salary of $246,500. Mr. Gallagher's base salary is 160,000 pounds sterling and has not changed since April 1, 2002. The change in the US dollar equivalent of Mr. Gallagher's base salary is due solely to foreign exchange fluctuations since April 1, 2002. He is also entitled to receive an annual incentive payment equal to 50% of the annual base salary, conditional upon the successful achievement by Mr. Gallagher of specific target objectives in each fiscal year. Mr. Gallagher is also entitled to customary benefits.

      Mr. Gallagher's employment agreement further provides that any termination of employment by either Mr. Gallagher or the Company, other than for cause, is subject to nine months' prior notice of termination.

TSVIATKO GANEV

      On June 24, 2002, the Company entered into an employment agreement with Mr. Tsviatko Ganev with respect to his employment as Vice President of the Optoelectronics Business Unit.

      Pursuant to the agreement, Mr. Ganev is entitled to receive an annual base salary in the amount of $286,837. Mr. Ganev's base salary is 2.25 million Kroner which has not changed since he was engaged by the Company on July 22, 2002. The change in US dollar equivalent of Mr. Ganev's base salary is solely due to foreign exchange fluctuations since July 22, 2002. He is also entitled to receive an annual incentive payment, conditional upon the successful achievement by Mr. Ganev of specific target objectives in each fiscal year, as follows: (i) if a minimum of 85% of the objectives are achieved, the annual incentive payment will be equal to 25% of the annual base salary, (ii) if the objectives are achieved in full, the annual incentive payment will be equal to 50% of the annual base salary, and (iii) if all objectives are exceeded by at least 50%, the annual incentive payment will be equal to 75% of the annual base salary. The incentive payment objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year.

      Mr. Ganev is also entitled to customary benefits and options to purchase 50,000 common shares pursuant to the Option Plan. The options provide for equal annual vesting over a period of four years commencing one year following their date of grant, have a term of six years and are otherwise governed by the terms and conditions of the Option Plan.

      Mr. Ganev's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment in lieu of incentive payment equal to one times his then current annual base salary, (ii) a lump sum payment equal to one times his average earned annual incentive payment over the previous three fiscal years (or such shorter period during which he was employed by the Company) and (iii) continued group life and health benefits coverage in accordance with the Company's Swedish policy relating to post termination life and health benefits coverage. In addition, Mr. Ganev will have a period of 30 days following the date of termination to exercise all stock options that are vested up to the end of such exercise period.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of March 26, 2004 about the common shares of the Company that may be issued upon exercise of options, warrants and rights under all of the Company's equity compensation plans.

-----------------------------------------------------------------------------------------------------------
                                                                                    Number of securities
                                                                                  remaining available for
                                                                                   future issuance under
                            Number of securities to   Weighted-average exercise     equity compensation
                             be issued upon exercise     price of outstanding        plans (excluding
                             of outstanding options,    options, warrants and     securities reflected in
       Plan Category           warrants and rights              rights                  column (a))
-----------------------------------------------------------------------------------------------------------
Equity compensation plans          11,534,680                   $8.35                    2,971,904
approved by securityholders

Equity compensation plans              --                        --                         --
not approved by
securityholders

Total                              11,534,680                   $8.35                    2,971,904
-----------------------------------------------------------------------------------------------------------

COMPENSATION OF NON-EMPLOYEE DIRECTORS

      During the fiscal year ended March 26, 2004, each director who was not a salaried officer of the Company or its subsidiaries received an annual stipend of $7,353 and a director's fee of $1,471 for each meeting of the Board of Directors or any Committee thereof attended in person and for each day spent on the affairs of the Company or $919 for each telephone meeting of the Board of Directors and was reimbursed for his expenses. In addition, the Chairperson of each Committee of the Board of Directors received an annual fee of $4,412, with the exception of the Chairperson of the Audit Committee who received an annual fee of $11,029. The Company pays the Chairperson of the Board of Directors, when such person is not an employee of the Company, an annual stipend of $73,527 (inclusive of Board and Committee meeting fees) and a per diem of $1,471 for attendance to Company business to an annual maximum of $36,763.

      The following table summarizes the aggregate number of unexercised options held by non-employee directors at May 28, 2004.

                  Option Information for Non-Employee Directors

--------------------------------------------------------------------------------
                                             Unexercised Options at May 28, 2004
                                             -----------------------------------
Date of Grant                                    Exercisable    Unexercisable
--------------------------------------------------------------------------------
May 12, 1994                                        24,000            --
--------------------------------------------------------------------------------
May 17, 1995                                        40,000            --
--------------------------------------------------------------------------------
May 16, 1996                                        40,000            --
--------------------------------------------------------------------------------
May 22, 1997                                        40,000            --
--------------------------------------------------------------------------------
March 12, 1998                                      50,000            --
--------------------------------------------------------------------------------
July 23, 1998                                       25,000            --
--------------------------------------------------------------------------------
May 20, 1999                                        55,000            --
--------------------------------------------------------------------------------
August 27, 1999                                     15,000           5,000
--------------------------------------------------------------------------------
January 12, 2000                                    60,000          20,000
--------------------------------------------------------------------------------
May 4, 2000                                         37,500          12,500
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                             Unexercised Options at May 28, 2004
                                             -----------------------------------
Date of Grant                                    Exercisable    Unexercisable
--------------------------------------------------------------------------------
August 22, 2000                                     10,000          10,000
--------------------------------------------------------------------------------
February 21, 2001                                  100,000         100,000
--------------------------------------------------------------------------------
February 6, 2002                                    30,000          90,000
--------------------------------------------------------------------------------
July 13, 2002                                         --            20,000
--------------------------------------------------------------------------------
February 6, 2003                                      --           140,000
--------------------------------------------------------------------------------
May 14, 2003                                          --            20,000
--------------------------------------------------------------------------------
January 29, 2004                                      --           160,000
--------------------------------------------------------------------------------

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

      As at May 28, 2004, no director, executive officer or senior officer of the Company, or any proposed nominee for election as a director of the Company, or any associate of any such director, officer or proposed nominee was indebted to the Company or any one of its subsidiaries in connection with the purchase of securities of the Company or its subsidiaries or otherwise.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

      As at May 28, 2004, the Company had in force Directors' and Officers' Liability Insurance policies in the amount of $30,000,000 for the benefit of the directors and officers of the Company and its subsidiaries. The total amount of the premiums paid by the Company for the policies in effect for the fiscal year ended March 26, 2004 was $1,179,900. No portion of these premiums was paid by the directors and officers of the Company. The policies do not provide for a deductible for any loss in connection with a claim against a director or an officer. For claims brought against the Company, a deductible of $1,000,000 applies.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

      The Board of Directors and the Company's management are committed to the highest standard of corporate governance, and the Company has had standards in place for many years. The Nominating and Corporate Governance Committee and the Board of Directors review the Company's governance standards periodically and revise them when necessary to respond to changing regulatory requirements and evolving best practices. The Company's principal objective in directing and managing its business and affairs is to enhance shareholder value. The Company believes that effective corporate governance improves corporate performance and benefits all shareholders.

      In February 1995, the Toronto Stock Exchange Committee on Corporate Governance in Canada issued its final report containing a series of guidelines for effective corporate governance (these guidelines, as amended from time to time, are herein referred to as the "Governance Guidelines"). The Governance Guidelines, which are not mandatory, deal with the constitution of boards of directors and board committees, their functions, the effectiveness and education of board members, their independence from management, their relationship with management and shareholders and other means of ensuring sound corporate governance. The Toronto Stock Exchange (the "TSX") has, in accordance with the recommendations contained in such report, adopted as a listing requirement that disclosure be made by each listed company of its corporate governance system with reference to the Governance Guidelines.

      In 1999, the TSX amended the  Governance  Guidelines and companies are now
required  to  disclose  their  corporate   governance  practices  with  specific
reference to each of the 14 Governance Guidelines.

      The Board of Directors of the Company believes that the Company is fully compliant with the Governance Guidelines, as currently in force. The Company's corporate governance practices are compared with the Governance Guidelines in Schedule A hereto.

      As the Company's common shares are registered in the United States, Zarlink is subject to certain provisions of the United States Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") and the rules and regulations ("SEC Rules") of the U.S. Securities and Exchange Commission ("SEC"). Moreover, as the Company's common shares are listed on the New York Stock Exchange ("NYSE"), Zarlink is subject to certain NYSE corporate governance rules which became final in November 2003 ("NYSE Rules").

      The Canadian Securities Administrators ("CSA") published for comment in January 2004 a policy relating to best practices for corporate governance standards ("CSA Best Practices Policy"). In addition, in March 2004, the CSA rules relating to audit committees and certification of financial disclosure came into force ("CSA Rules").

      The Company fully complies with the corporate governance standards set out in the NYSE Rules although, as a foreign issuer, Zarlink is not required to comply with many of the NYSE Rules. As it fully complies with the NYSE Rules, the Company is exempt from compliance with the CSA Rules relating to the role and composition of its audit committee. The Company has already adopted all of the corporate governance practices proposed in the CSA Best Practices Policy.

      The Governance Guidelines define independent directors as "unrelated", which means a director is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding. The NYSE Rules require that a majority of the board must be "independent". Independence is defined under the NYSE Rules to mean the board has affirmatively determined that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization (including any charitable organization) that has a relationship with the Company). The NYSE Rules deem certain relationships to be indicative of non-independence. The NYSE Rules also require that all audit committee members meet additional independence standards, including not accepting, directly or indirectly, any consulting or other compensatory fee and not being an affiliate of the Company.

      The Board of Directors has reviewed the Governance Guidelines and NYSE Rules and has individually considered their respective interests in and relationships with the Company. As a consequence, the Board of Directors has determined that, on a rigorous application of these definitions, the Board is composed of eight unrelated and "independent" directors out of nine board members. As the President and Chief Executive Officer of the Company, Patrick J. Brockett is considered to be a "related" and not an "independent" director.

      The NYSE Rules require that all of audit committee members be independent and financially literate, as defined by such rules. The Company is also required, under the Sarbanes-Oxley Act and SEC Rules, to disclose whether it has an audit committee financial expert (within the meaning of such rules) serving on its audit committee. The Board of Directors has reviewed the qualifications of the members of the audit committee and has determined that all audit committee members are independent and financially literate and that Hubert T. Lacroix, Chairperson of the Audit Committee, and J. Spencer Lanthier, a member of the Audit Committee, are the audit committee financial experts.

      The Board of Directors has approved a detailed set of internal corporate governance policies including mandates for the Board of Directors and its committees and a Code of Ethics and Business Conduct. These policies are described in detail in Schedule A hereto and are available in their entirety at the Company's website at www.zarlink.com.

      The  Board  of  Directors   continues  to  monitor  changes  to  corporate
governance rules and best practices and to take appropriate action, including, as appropriate, the adoption of voluntary policies and procedures.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements contained in the Annual Report with management. This review involves a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosure in the financial statements.

      The Audit Committee also reviews the audited financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of such financial statements with generally accepted accounting principles, their view as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees) and under generally accepted auditing standards. In addition, the Audit Committee discusses with the independent auditors, the auditors' independence from management and the Company, and such other matters contained in the written disclosure required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considers the compatibility of non-audit services with the auditors' independence.

      The Audit Committee discusses the overall scope and plan for the annual audit with the Company's independent auditors. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

      The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit

Committee must approve the permitted service before the independent auditor is engaged to perform it.

      For a full description of the Audit Committee responsibilities, please review Exhibit 1, the Audit Committee Mandate attached to this Circular.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 26, 2004 for filing with the SEC and all other applicable regulatory authorities and the Board of Directors has approved such financial statements.

Hubert T. Lacroix
J. Spencer Lanthier
Dr. Semir Sirazi

May 28, 2004

APPOINTMENT OF AUDITORS

      At the Meeting, the Shareholders will be called upon to appoint auditors to serve until the close of the next Annual Meeting of the Company.

      The Board of Directors of the Company recommends that the Shareholders vote FOR the appointment of Ernst & Young LLP, who are currently the Company's auditors. Ernst & Young LLP were first appointed auditors of the Company on November 19, 1973.

      For Fiscal 2004 and the fiscal year ended March 28, 2003 ("Fiscal 2003"), Ernst & Young LLP was paid $859,000 and $1,012,000, respectively, as detailed below:

      Ernst & Young LLP                              Fiscal 2004    Fiscal 2003
      --------------------------------------------------------------------------
      Audit services(1)                                 $496,000       $489,000
      Audit related services(2)                          $91,000       $166,000
      Tax services(3)                                   $272,000       $325,000
      Non-audit services                                      --        $32,000
                                                     ---------------------------
      Total                                             $859,000     $1,012,000

      (1) These fees included fees paid for the audit of the consolidated financial statements and other services performed such as statutory audits and quarterly reviews.

      (2) These fees included fees paid for assistance in internal control certification, audit of pension plans, various accounting consultation and assistance with review of documents filed with local and foreign regulatory authorities.

      (3) These fees generally included fees for assistance with corporate tax compliance as well as income tax compliance and other assistance to expatriates.

      Based on a review of these services and of the fees paid to Ernst & Young LLP therefore, the Audit Committee has concluded that Ernst & Young LLP is independent with respect to the Company.

      Representatives of the firm of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

SHAREHOLDERS' PROPOSALS

      Proposals of holders of common shares intended to be presented at the next Annual Meeting must be received by the Company, c/o Donald G. McIntyre, Secretary, Zarlink Semiconductor Inc., 400 March Road, Ottawa, Ontario, Canada K2K 3H4, no later than March 8, 2005 for inclusion in the Company's Management Proxy Circular and Form of Proxy relating to that meeting. It is recommended that proposals be delivered to the Company by registered mail.

OTHER MATTERS

      The information contained herein is given as of the 28th day of May 2004. The management of the Company knows of no amendment of the matters referred to in the Notice of Annual Meeting of Shareholders. However, if any amendment, variation or other business should properly be brought before the Meeting, the accompanying Form of Proxy confers discretionary authority upon the persons named therein to vote upon any amendment or variation of the matters referred to in such notice or on such other business in accordance with their best judgment.

ADDITIONAL INFORMATION

      Financial information is provided in the Company's annual audited financial statements and any interim financial statements filed subsequent to the filing of the most recent annual financial statements and the Management's Discussion and Analysis ("MD&A") included in those statements. Copies of the Company's financial statements and related MD&A are available upon request from the Company's Corporate Secretary as well as on the Company's website. Additional information relating to the Company is also available on SEDAR at www.sedar.com.

DIRECTORS' APPROVAL

      The contents and sending of this Circular have been approved by the Board of Directors of the Company.

      Dated this 8th day of June 2004.

      /s/ Donald G. McIntyre

      Donald G. McIntyre
      Secretary
      Ottawa, Ontario, Canada

[LOGO] ZARLINK
       SEMICONDUCTOR

                                    EXHIBIT 1

                             AUDIT COMMITTEE CHARTER

Appointment

The Audit Committee (the "Committee") is a standing committee of the Board of Directors (the "Board") hereby constituted with all the powers and duties conferred on it by the laws governing the Company and such powers and duties as may be conferred on it from time to time by resolution of the Board. The Board shall appoint at least three directors to serve on the Committee at the first meeting of the Board following each annual meeting of shareholders of the Company, to hold office, subject to paragraph 5 of the Qualifications, Powers and Procedures section, until the next annual shareholders' meeting.

Mandate

The Board has given the Committee the following mandate:

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. Each such registered public accounting firm shall report directly to the Committee. The Committee shall establish approval guidelines for any non-audit related work to be undertaken by the independent auditors.

1.    The Committee's purpose will be to assist the Board oversight of:

      i.    The integrity of the Company's financial statements;

      ii.   The Company's compliance with legal and regulatory requirements;

      iii.  The independent auditors' qualifications and independence;

      iv. The performance of the Company's internal control self-assessment committee and independent auditors; and

      v. The process for monitoring compliance with laws and regulations and with the Code of Ethics and Business Conduct.

2.    The Committee shall:

      i. Review the significant accounting principles and management estimation processes incorporated in the Company's financial statements, including any changes in the Company's accounting principles or application thereof;

      ii. Review the results of assessments of the Company's internal controls including disclosure controls and procedures, and the steps adopted to correct significant internal control deficiencies, if any;

      iii. Oversee the work of the independent auditors, including (a) resolving disagreements between management and the independent auditors with respect to financial reporting and (b) reviewing the planned scope and approach of the independent audit and the areas of significant emphasis and the measures taken by management to deal with significant internal control deficiencies, if any. The
            Committee shall discuss with the independent auditors any difficulties encountered in the course of the audit work and any restrictions on the scope of activities or access to requested information.

      iv. Review the analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

      v. Review the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the financial statements of the Company;

      vi. Discuss earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

      vii. Obtain and review a report by the Company's independent auditors describing:

            a.    The  independent  auditing  firm's  internal  quality  control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

            b. The results of the most recent SEC Peer Review and (when available) the practice inspection assessments conducted on behalf of the Public Accounting Oversight Board, and similar practice inspection assessments conducted on behalf of the Canadian Public Accountability Board; and

            c. All relationships between the Company and the independent auditor which would permit the Committee to assess the auditor's independence;

      viii. Discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditors including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and review related press releases, before such information is publicly disclosed;

      ix. Ensure that adequate procedures are in place for review of the Company's public disclosure of financial information extracted or derived from the Company's financial statements (other than (viii) above) and periodically assess the adequacy of such procedures;

      x.    Discuss   policies  with  respect  to  risk   assessment   and  risk
            management;

      xi. Meet separately, at least quarterly, with management, with the internal control self-assessment committee and with the independent auditors;

      xii.  Review  with  the   independent   auditors  any  audit  problems  or
            difficulties and management's response to them;

      xiii. Set  clear  hiring  policies  for  employees,   partners  or  former
            employees or partners of the independent auditors;

      xiv. Establish procedures for the receipt, retention, processing and treatment of complaints regarding accounting, internal accounting controls, or auditing matters;

      xv. Establish procedures for the confidential, anonymous submission by employees and third parties of concerns regarding questionable accounting or auditing practices;

      xvi. Inquire of the appropriate personnel of the Company and the independent auditors as to any deviation from the established Code of Ethics and Business Conduct and Supplementary Code of Ethics and Business Conduct for Designated Executives and periodically review the policies covering such Codes;

      xvii. Review and evaluate the qualifications and performance of the lead audit partner and other relevant personnel of the auditors;

      xviii.Report  regularly to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal control self-assessment committee;

      xix. Review and discuss with management and the independent auditor a) the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K and b) the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements;

      xx. Review and pre-approve all audit services and all permissible non-audit services to be performed by the independent auditors subject to the de minimis exception for non-audit services set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934;

      xxi. Annually review the status of the Company's environmental compliance program;

      xxii. Review and discuss with management and the independent auditors any related party transaction (as defined in the rules of the U.S. Securities and Exchange Commission (SEC);

      xxiii.Prepare the report of the Committee to be included in the annual proxy circular or statement;

      xxiv. Review,  with the Company's  General Counsel,  any legal matter that
            could  have  a  significant   impact  on  the  Company's   financial
            statements.

Delineation of Responsibilities

Management is responsible for preparing the Company's financial statements with all material disclosures such that they are complete, accurate and fairly present the information set forth in conformity with Generally Accepted Accounting Principles (GAAP) and all applicable rules and regulations. The independent auditor is responsible to provide an opinion, based on its audits, that the financial statements fairly present, in all material respects, the financial position of the Company, its results of operations and its cash flows in conformity with GAAP. The independent auditors report directly to the Audit Committee. The Audit Committee's role is one of oversight in line with its mandate.

Qualifications, Powers and Procedures

1. All members of the Committee shall be "independent" directors as defined by the listing guidelines of the New York Stock Exchange (NYSE) and applicable Canadian securities legislation, rules and policies. All members shall be financially literate and have relevant and practical business experience and competencies as determined by the Nominating and Corporate Governance Committee from time to time. At least one member shall be determined by the Board to be an audit committee "financial expert" as defined by the SEC.

2. Committee members shall not serve on three or more public company audit committees simultaneously unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve the shareholders' and Company's best interests. Any such determination shall be disclosed in the Company's annual proxy circular and annual report on Form 10-K.

3. Committee members are barred from accepting any consulting, advisory or other compensatory fee, directly or indirectly, from the Company or an affiliate of the Company, other than in the member's capacity as a member of the Board and any Board committee. This prohibition precludes payments to a spouse, a minor child or stepchild or a child or stepchild sharing the home with the member, as well as payments accepted by an entity in which a Committee member is a partner, member, officer or principal or occupies a similar position and which provides accounting, consulting, legal, investment banking, financial or other advisory services or any similar services to the Company. A Committee member shall not be an affiliated person of the Company or any subsidiary of the Company.

4. The Committee shall elect from its members a Chairperson. The Secretary shall be elected from its members, or shall be the Secretary, or the Assistant or Associate Secretary, of the Company.

5. Any member of the Committee may be removed or replaced at any time by the Board. A member shall cease to be a member of the Committee upon ceasing to be a director of the Company.

6. Meetings of the Committee shall be called by the Chairperson of the Committee and shall be held at least four times a year.

7. The times and places where meetings of the Committee shall be held and the procedures at such meetings shall be as determined, from time to time, by the Committee.

8. Notice of each meeting of the Committee shall be given to each member of the Committee. Subject to the following, notice of a meeting shall be given orally or by letter, telex, telegram, electronic mail, telephone facsimile transmission or telephone not less than 48 hours before the time fixed for the meeting. Notice of regular meetings need state only the day of the week or month, the place and the hour at which such meetings will be held and need not be given for each meeting. Members may waive notice of any meeting.

9. The Committee may invite from time to time such person as it may see fit to attend its meeting and to take part in discussion and consideration of the affairs of the Committee. However, any such persons invited may not vote at any meeting of the Committee.

10. A meeting of the Committee may be held by means of such telephonic, electronic or other communications facilities as permit all persons participating in the meeting to communicate adequately with each other during the meeting.

11. The majority of the Committee shall constitute a quorum for the purposes of conducting the business of the Committee. Notwithstanding any vacancy on the Committee, a quorum may exercise all of the powers of the Committee.

12. Any decision made by the Committee shall be determined by a majority vote of the Members of the Committee present. A member will be deemed to have consented to any resolution passed or action taken at a meeting of the Committee unless the member dissents.

13. A record of the minutes of, and the attendance at, each meeting of the Committee shall be kept. The approved minutes of the Committee shall be circulated to the Board forthwith.

14. The Committee shall report to the Board on all proceedings and deliberations of the Committee at the first subsequent meeting of the Board, and at such other times and in such manner as the Board or the By-laws of the Company may require or as the Committee in its discretion may consider advisable.

15. The Committee shall review annually its Mandate and all Guidelines, Procedures, Policies or other documents used by it in fulfilling its responsibilities.

16. The Committee shall assess performance of the Committee and each of its members on an annual basis in accordance with performance assessment guidelines provided by the Nominating and Corporate Governance Committee.

17. In the performance of its duties and responsibilities, the Committee shall have access to any and all books and records of the Company necessary for the execution of the Committee's obligations and may discuss with the officers and auditors of the Company such accounts, records, documents and other matters considered appropriate.

18. The Committee may retain, at the Company expense, such outside legal, accounting or other consultants and advisors as it deems necessary from time to time to fulfill its duties and responsibilities.

                                   SCHEDULE A

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

In this Schedule, the Company's corporate governance practices are compared to the Governance Guidelines.

TSX Governance Guidelines          Corporate Governance Practices at the Company

1. The Board of Directors The Board of Directors establishes the should explicitly assume overall policies for the Company, monitors the responsibility for the and evaluates the Company's strategic stewardship of the Company direction and retains plenary power for those and, as part of the overall functions not specifically delegated by it to stewardship responsibility, its committees or to management. Accordingly, the Board should assume in addition to the duties of directors of a
      responsibility    for   the  Canadian   corporation   as   prescribed   by
      following matters:           statute,   the   mandate   of  the  Board  of
                                   Directors is to supervise  the  management of
                                   the  business and affairs of the Company with
                                   a view to  evaluating,  on an ongoing  basis,
                                   whether  the  Company's  resources  are being
                                   managed in a manner consistent with enhancing
                                   shareholder value, ethical considerations and
                                   corporate    social    responsibility.    For
                                   instance,  the Board of  Directors  exercises
                                   business   judgment   in   establishing   and
                                   revising   guidelines  for  authorization  of
                                   expenditures  and  other  corporate   actions
                                   which   are   periodically    reviewed   with
                                   management.

(a)   adoption   of  a  strategic  The  Board  has  the  responsibility  for (i)
      planning process;            reviewing and approving,  at the beginning of
                                   each fiscal year, the business plan,  capital
                                   budget and financial goals of the Company, as
                                   well as longer term strategic  plans prepared
                                   and   elaborated  by  management   and,  (ii)
                                   throughout    the   year,    monitoring   the
                                   achievement of the objectives set.

                                   Long-term goals and strategies for the Company are developed as part of management's annual strategic planning process with the Board of Directors, which also includes the preparation of a detailed one-year operating plan. This plan is reviewed and re-evaluated on a six-month basis. Through this process, led by the President and Chief Executive Officer and senior management of the Company, the Board of Directors adopts the operating plan for the coming financial year and monitors senior management's relative progress through a regular reporting and review process. The Board of Directors reviews on a quarterly basis the extent to which the Company has met the current year's operating plan.

(b) the identification of the The Board of Directors has the responsibility principal risks of the for identifying, with management, the
      Company's business and principal risks of the Company's business and ensuring the implementation the systems put in place to manage these of appropriate systems to risks, as well as monitoring, on a regular
      manage these risks;          basis, the adequacy of such systems.

                                   The Audit Committee has the mandate to review
                                   all   Company   policies   relating  to  risk
                                   assessment and risk management.

                                   The Board also ensures that it is properly informed, on a timely basis, of all important issues (including environmental, cash

TSX Governance Guidelines          Corporate Governance Practices at the Company

                                   management and business development issues) and developments involving the Company and its business environment.

(c)   succession        planning,  The Board of  Directors  is  responsible  for
      including       appointing,  ensuring    proper    succession    planning,
      training   and   monitoring  including appointing, training and monitoring
      senior management;           senior executives and reviewing and ratifying
                                   the    Compensation   and   Human   Resources
                                   Development Committee's assessment of the performance of the Chief Executive Officer and senior executives. The Board also reviews all appointments of senior executives.

(d)   communication   policy  for  The Board of Directors has the responsibility
      the Company; and             for  ensuring   proper   communication   with
                                   shareholders,  customers and governments. The
                                   Board of Directors  has put policies in place
                                   to ensure effective, timely and non-selective
                                   communications   between  the  Company,   its
                                   stakeholders  and the public.  In particular,
                                   the  Disclosure   Policy   Statement  of  the
                                   Company  can  be  viewed  on its  website  at
                                   www.zarlink.com.  The Board of Directors,  or
                                   the appropriate  committee  thereof,  reviews
                                   and  approves  the  content of the  Company's
                                   major  communications to shareholders and the
                                   investing public, including the quarterly and
                                   annual  reports,  the  proxy  circular,   the
                                   annual  information  form,  reports  on  Form
                                   10-K, 10-Q and 8-K and any prospectuses that may be issued. The disclosed information is released through mailings to shareholders, news wire services, the general media and a home page on the internet.

                                   The Company has an investor relations group which responds to analyst, institutional and individual shareholder inquiries and maintains a toll-free telephone line for ease of contact. Individual queries, comments or suggestions can be made at any time by calling or writing directly to the Company's registered office in Ottawa, Ontario, Canada. In addition, the Company has a communications group to respond to inquiries from media, government and the public. Together, these groups deal with stakeholder concerns and ensure that all inquiries receive a timely response.

                                   Interested persons wishing to communicate directly with the Board or the non-management Directors, individually or as a group, may do so by sending written communications addressed to them at Zarlink Semiconductor Inc., 400 March Road, Ottawa, Ontario, Canada K2K 3H4, Attention: Company Secretary. The Board has established a policy for collecting and distributing all communications addressed to the Board. In that regard, the Company's Secretary has the responsibility to collect mail addressed to the Directors and to forward correspondence directed to an individual Director to that Director in a timely manner, and to screen correspondence directed to multiple Directors or to the full Board in order to forward it to the most appropriate committee chairperson, the Chairman of the Board or the full Board, given the nature of the correspondence.

TSX Governance Guidelines          Corporate Governance Practices at the Company

                                   Communications to the Board, the non-management Directors or to any individual Director that relate to the Company's accounting, internal accounting controls or auditing matters will be referred to the Chairperson of the Audit Committee.

(e) the integrity of the The Board of Directors has the responsibility Company's internal control of monitoring the efficiency of the Company's and management information internal controls and management information
      systems.                     systems.

                                   The Audit Committee has the mandate to review the results of assessments of the Company's internal controls, including disclosure controls and procedures, and the steps adopted to correct significant internal control deficiencies, if any.

                                   The Audit Committee is also responsible for monitoring compliance with laws and regulations and with the Code of Ethics and Business Conduct of the Company, which can be viewed on the Company's website at www.zarlink.com.

                                   The Chief Executive Officer and Chief Financial Officer of the Company each certify in the Company's reports on Form 10-K and 10-Q that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of the Company's disclosure controls and procedures; they have made certain disclosures to the Company's auditors and the Audit Committee about the Company's internal controls; and they have included information in the Company's annual and quarterly reports about their evaluation and whether there have been changes in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

2.(a) The  Board   of   Directors  The Board of  Directors  is  composed of nine
      should be constituted with directors. The Governance Guidelines define a majority of individuals independent directors as "unrelated", which who qualify as unrelated means a director is independent of management directors. An "unrelated and is free from any interest and any director" is a director who business or other relationship which could, is independent of or could reasonably be perceived to,
      management and is free from  materially   interfere  with  the  director's
      any    interest   and   any  ability  to  act  with a  view  to  the  best
      business      or      other  interests   of  the   Company,   other   than
      relationship which could, interests and relationships arising from or could reasonably be shareholding. The NYSE Rules require that a perceived to, materially majority of the board must be "independent". interfere with the Independence is defined under the NYSE Rules director's ability to act to mean the board has affirmatively with a view to the best determined that the director has no material interests of the Company, relationship with the Company (either other than interests and directly or as a partner, shareholder or relationships  arising from  officer  of an  organization  (including  any
      shareholding.                charitable    organization)    that   has   a
                                   relationship  with  the  Company).  The  NYSE
                                   Rules  deem  certain   relationships   to  be
                                   indicative  of  non-independence.   The  NYSE
                                   Rules also require  that all audit  committee
                                   members    meet    additional    independence
                                   standards,  including not accepting, directly
                                   or   indirectly,   any  consulting  or  other
                                   compensatory fee and not being an affiliate of the Company. As it fully complies with the NYSE Rules, the


                                        3
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TSX Governance Guidelines          Corporate Governance Practices at the Company

                                   Company is exempt from compliance with the CSA Rules relating to the role and composition of its audit committee. The Board of Directors has reviewed the Governance
                                   Guidelines and NYSE Rules and have individually considered their respective interests in and relationships with the Company. As a consequence, the Board of Directors has determined that, on a rigorous application of these definitions, the Board would be composed of eight unrelated and "independent" directors out of nine board members. As the President and Chief Executive Officer of the Company, Patrick J. Brockett is considered to be a "related" and not an "independent" director.

                                   In addition, applicable corporate law requires that at least 25% of the Company's directors be "resident Canadians" as defined in the Canada Business Corporations Act.

2.(b) If   the   Company   has  a  This   requirement  does  not  apply  to  the
      significant     shareholder  Company  since it does not  currently  have a
      (i.e.  one with the ability  significant shareholder.
      to  exercise a majority  of
      the votes for the  election
      of the Board of Directors),
      the Board should  include a
      number of directors  who do
      not  have  interests  in or
      relationships  with  either
      the    Company    or    the
      significant shareholder and
      which  fairly  reflects the
      investment  in the  Company
      by shareholders  other than
      the             significant
      shareholder.

3. The Board has the In determining whether or not a director is responsibility for applying "unrelated", as that term is defined in the the definition of Governance Guidelines, the Board considers "unrelated director" to the all relevant facts applicable to a director.
      circumstances    of    each
      individual director and for Based on the foregoing and on the information disclosing on an annual provided by directors as to their individual basis, 1) whether the Board circumstances (see this Circular under has a majority of unrelated "Election of Directors"), the Board has directors and 2) the determined that eight of the nine Board analysis of the application members are "unrelated" to the Company. See
      of      the      principles  Item 2(a) above.
      supporting this conclusion.


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

TSX Governance Guidelines          Corporate Governance Practices at the Company

4.    The   Board  of   Directors  The  Nominating   and  Corporate   Governance
      should appoint a committee Committee is composed exclusively of outside of directors composed (independent) directors. It reviews and
      exclusively   of   outside,  recommends the slate of directors nominees to
      i.e.        non-management,  be  proposed  annually  for  election  by the directors,  a  majority  of  shareholders,  considering  the  size  of the whom are unrelated Board of Directors and the competencies and directors, with the skills of proposed nominees, and annually
      responsibility          for  reviews  the  composition  of  the  Board  of
      proposing to the full Board Directors and its committees to determine if new nominees to the Board the members meet the "independent" director and for assessing directors criteria of the NYSE Rules. The Nominating
      on an ongoing basis.         and  Corporate   Governance   Committee  also
                                   supervises    and    assesses    the   annual
                                   performance review process for assessment of the effectiveness of each director, the Board of Directors and each committee.

                                   When considering a potential candidate, the Nominating and Corporate Governance Committee will take into consideration such factors as it deems appropriate, including the following:

                                         o     the   appropriate   size  of  the
                                               Board;

                                         o     the  needs  of the  Company  with
                                               respect to the particular talents
                                               and experience of its directors;

                                         o     the    knowledge,    skills   and
                                               experience of nominees, including
                                               experience  at the  policy-making
                                               level  in  technology,  business,
                                               finance, administration or public
                                               service,  in light of  prevailing
                                               business     conditions,      the
                                               knowledge,  skills and experience
                                               already    possessed   by   other
                                               members  of  the  Board  and  the
                                               highest professional and personal
                                               ethics and values;

                                         o     minimum                individual
                                               qualifications,         including
                                               strength  of  character,   mature
                                               judgment,  familiarity  with  the
                                               Company's  business and industry,
                                               independence  of  thought  and an
                                               ability to work collegially;

                                         o     experience with accounting  rules
                                               and practices;

                                         o     appreciation of the  relationship
                                               of our  business to the  changing
                                               needs of society; and

                                         o     the   desire   to   balance   the
                                               considerable      benefit      of
                                               continuity   with  the   periodic
                                               injection     of    the     fresh
                                               perspective   provided   by   new
                                               members.

                                   The Nominating and Corporate Governance Committee will evaluate director candidates recommended by shareholders in light of the Committee's criteria for the selection of new directors. Any shareholder recommendation of a director candidate should include the candidate's name, biographical data and a detailed description of the candidate's qualifications for Board membership, and should be sent to Zarlink Semiconductor Inc., 400 March Road, Ottawa, Ontario, Canada K2K 3H4, Attention: Company Secretary or can be communicated directly to the Chairperson of the Board of Directors by addressing an e-mail to boardchair@zarlink.com. Any shareholder recommendations must be submitted in sufficient time for an appropriate evaluation by the committee. However, if a shareholder wishes the recommendation of a


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

TSX Governance Guidelines          Corporate Governance Practices at the Company

                                   potential candidate to constitute a proposal intended to be included in the Company's next year circular, it must follow the procedure set forth under the section entitled "Shareholders' Proposal" detailed on page 28 of this Circular.

                                   The Nominating and Corporate Governance Committee will periodically assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee will consider potential candidates for director who may come to its attention through current Board members, shareholders or other persons. The Company has in the past engaged search firms to help identify or evaluate or assist in identifying potential nominees. The candidates will be evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

5. The Board of Directors The Board has implemented and reviews, from should implement a process time to time, a process to annually assess to be carried out by the the effectiveness of the Board, the Board nominating committee or committees and individual directors. This other appropriate committee process is under the supervision of the for assessing the Nominating and Corporate Governance effectiveness of the Board Committee. The last full Board performance as a whole,  the committees  review was  completed  by the Board on May 6,
      of  the   Board   and   the  2004.
      contribution  of individual
      directors.

6. The Company, as an integral The Board of Directors considers that element of the process for orienting and educating new directors is an appointing  new  directors,  important  element  of  ensuring  responsible should provide an corporate governance. In addition to having orientation and education extensive discussions with the Chairperson of program for new recruits to the Board of Directors and the President and
      the Board.                   Chief  Executive  Officer with respect to the
                                   business and operations of the Company, a new
                                   director  receives  a record  of  public  and
                                   other information  concerning the Company and
                                   prior minutes of recent meetings of the Board
                                   of Directors and applicable  committees.  The
                                   details  of  the   orientation  of  each  new
                                   director are tailored to that director's individual needs and areas of interest.

7.    The   Board  of   Directors  The  Board  of  Directors  believes  that the
      should   examine  its  size  number of nine  directors is  sufficient  and
      and,   with   a   view   to  appropriate to effectively  conduct business.
      determining  the  impact of  The   Board  of   Directors,   as   presently
      the       number       upon  constituted, brings together a mix of skills,
      effectiveness, undertake, backgrounds and individual attributes that where appropriate, a the Board of Directors considers appropriate
      program   to   reduce   the  to the stewardship of the Company.
      number  of  directors  to a
      number  which   facilitates
      more              effective
      decision-making.

8. The Board of Directors The Nominating and Corporate Governance should review the adequacy Committee is responsible to annually review
      and     form     of     the  the compensation for non-executive  directors
      compensation     of     the  to  ensure  such  compensation  realistically
      directors  and  ensure  the  reflects   the   responsibilities   and  risk
      compensation  realistically  involved  in  being  an  effective  director.
      reflects                the  Directors  who are  executives of the Company
      responsibilities and risk receive no additional remuneration for their involved in being an services as director. The compensation of
      effective director.          directors  has not  been  changed  since  May
                                   1998, except for the compensation of the


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

TSX Governance Guidelines          Corporate Governance Practices at the Company

                                   Chairperson of the Audit Committee, which was increased to $11,029 annually in Fiscal 2004.

                                   See  also  the  disclosure  in this  Circular
                                   under     "Compensation    of    Non-Employee
                                   Directors".

9. Committees of the Board of The Company currently has four committees, Directors should generally being the Audit Committee, the Compensation be composed of outside and Human Resources Development Committee, directors, a majority of the Nominating and Corporate Governance whom are unrelated Committee and the Executive Committee. All of directors, although some these committees, as presently constituted, Board committees, such as comply with the Governance Guidelines and the the executive committee, NYSE Rules. It is the intention of the Board may  include  one  or  more  of Directors to re-evaluate from time to time
      inside directors.            the composition of the various committees.

                                   The four committees of the Board of Directors have been established with specific mandates and defined authorities, which are also periodically reviewed, with a view to assisting the Board of Directors in
                                   efficiently       carrying       out      its
                                   responsibilities. The Committee members are reviewed and appointed yearly after the election of Directors at the Meeting. Set out below is a general description of the committees of the Board of Directors and their respective mandates. These mandates can also be viewed in their entirety on the Company website at www.zarlink.com.

                                   Audit Committee

                                   The Company has a standing Audit Committee, required to be composed of three "independent" directors as defined by the NYSE Rules, who are financially literate. The Board of Directors has reviewed the qualifications of the members of the audit committee and has determined that all audit committee members are independent and financially literate and that Hubert T. Lacroix, Chairperson of the Audit Committee, and J. Spencer Lanthier, a member of the Audit Committee, are the audit committee financial experts. Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Report of the Audit Committee" included in this Circular. The mandate of the Audit Committee is attached as Exhibit 1 to this Circular. The Company fully complies with the NYSE Rules, including reviewing and assessing the adequacy of its mandate on an annual basis.

                                   The Audit Committee is presently composed of three outside, unrelated and independent directors who are current members of the Board of Directors: Hubert T. Lacroix, J. Spencer Lanthier and Dr. Semir Sirazi.


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

TSX Governance Guidelines          Corporate Governance Practices at the Company

                                   Compensation and Human Resources Development Committee

                                   The Company has a standing Compensation and Human Resources Development Committee composed of three "independent" directors, as defined by the NYSE Rules.

                                   The mandate of the Compensation and Human Resources Development Committee is outlined under "Report on Executive Compensation"
                                   included in this Circular. This mandate further includes a review of the compensation of directors to ensure the compensation realistically reflects the responsibilities and risk involved in being an effective director.

                                   The Compensation and Human Resources Development Committee is presently composed of three outside, unrelated and independent directors who are current members of the Board of Directors: Andre Borrel, Jules M. Meunier and Kent H.E. Plumley.

                                   Nominating and Corporate Governance Committee

                                   The Company has a standing Nominating and Corporate Governance Committee composed of five "independent" directors, as defined by the NYSE Rules.

                                   The mandate of the Nominating and Corporate Governance Committee is (i) to conduct the Chief Executive Officer candidate identification and appointment process; (ii) to conduct the director identification, evaluation, selection and performance assessment processes; and (iii) to take the leadership role in shaping corporate governance by establishing, amending and monitoring the corporate governance processes and practices of the Company, including an annual review that members of the Board of Directors and its committees meet the "independent" director criteria of the NYSE Rules.

                                   The Nominating and Corporate Governance Committee is presently composed of five outside, unrelated and independent directors who are current members of the Board of
                                   Directors: Dr. Henry Simon, Hubert T. Lacroix, J. Spencer Lanthier, Kirk K. Mandy and Kent H.E. Plumley.

                                   Executive Committee

                                   The Company has an Executive Committee composed of four directors, the majority of whom are considered "independent" directors, as defined by the NYSE Rules.

                                   The mandate of the Executive Committee is to supervise, control and manage the business and affairs of the Company when the Board of Directors is not in session in order to execute in a timely fashion corporate plans and programs.


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

TSX Governance Guidelines          Corporate Governance Practices at the Company

                                   The Executive Committee is presently composed of three outside, unrelated and independent directors who are current members of the Board of Directors: Hubert T. Lacroix, Kirk
                                   K. Mandy and Dr. Henry Simon, and one inside, related and not independent director who is a current member of the Board of Directors:
                                   Patrick J. Brockett. In view of the contribution to the Company of the President and Chief Executive Officer, Patrick J. Brockett, the Board of Directors considered the participation of Mr. Brockett on the Executive Committee to be essential and concluded that he should continue to serve on such committee.

10. The Board of Directors The Board of Directors has the responsibility should expressly assume for adopting and enforcing good corporate responsibility for, or governance practices and processes. The Board assign to a committee of has delegated to the Nominating and Corporate directors the general Governance Committee the responsibility for
      responsibility         for,  taking a leadership role in shaping corporate
      developing the Company's governance by establishing, amending and approach to governance monitoring the corporate governance practices issues and the Company's and processes of the Company and ensuring response to the  Governance  that they are  consistent  with all  relevant
      Guidelines.                  legislative and regulatory requirements.

11.   The  Board  of   Directors,  A  uniform  position   description  has  been
      together   with  the  Chief  adopted  for the  Chairperson  of the  Board,
      Executive  Officer,  should  each  non-executive  member  of the  Board of
      develop            position  Directors,  the Chairperson of each committee
      descriptions for the Board of the Board of Directors and for the Chief and for the Chief Executive Executive Officer and may be viewed on the
      Officer,    including   the  Company website at www.zarlink.com.
      definition of the limits to
      management's                 The Board of Directors  has  delegated to the
      responsibilities.        In  President  and Chief  Executive  Officer  and
      addition, the Board should senior management the responsibility for the approve or develop the day-to-day management of the business of the corporate objectives which Company, subject to compliance with the plans the Chief Executive Officer approved from time to time by the Board of is responsible for meeting. Directors. In addition to those matters which must by law or by the  articles or by-laws of
                                   the  Company  be  approved  by the  Board  of
                                   Directors,  the Board has specified limits to
                                   management's   responsibilities   and  itself
                                   retains    responsibility   for   significant
                                   changes  in the  Company's  affairs,  such as
                                   approval of major capital expenditures,  debt
                                   and   equity   financing   arrangements   and
                                   significant acquisitions and divestitures.

                                   The Compensation and Human Resources Development Committee reviews and approves each year the compensation, goals and performance objectives for the President and Chief Executive Officer and other senior executives of the Company, which objectives are submitted to the Board for approval, and assesses their performance against these goals and objectives at the end of each fiscal year.

                                   All of the Company's employees (including the senior executives) are also subject to a Code of Ethics and Business Conduct, a copy of which is available on the Company's website at www.zarlink.com. The Chief Executive Officer, the Chief Financial Officer and the Corporate Controller of the


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

TSX Governance Guidelines          Corporate Governance Practices at the Company

                                   Company must, in addition, meet the standards and requirements of the Supplementary Code of Ethics and Business, which can be viewed on the Company's website at www.zarlink.com.

12. The Board of Directors The Chairperson of the Board of Directors is should have in place an independent director and is separate from appropriate structures and management and ensures that the Board of procedures to ensure that Directors can function independently of the Board can function management. The non-management Directors meet
      independently            of  at regularly scheduled  "executive  sessions"
      management. An appropriate without management. The Chairperson of the structure would be to (i) Board chairs the executive sessions; however, appoint a chair of the he may choose to defer to a Committee
      Board  who is not a  member  Chairperson  when the  subject  matter of the of management with meeting falls within the purview of a Board responsibility to ensure Committee. The non-management Directors, led the Board discharges its by the Chairperson of the Board, determine responsibilities or (ii) the frequency, length and agenda for adopt alternate means such executive sessions. An executive session is as assigning this scheduled immediately before or after a responsibility to a regular Board meeting at least quarterly each committee  of the  Board or  year.
      to a director,  referred to
      as  the  "lead   director".
      Appropriate  procedures may
      involve  the Board  meeting
      on a regular  basis without
      management  present  or may
      involve expressly assigning
      the    responsibility   for
      administering  the  Board's
      relationship           with
      management  to a  committee
      of the Board.

13. The audit committee should The mandate of the Audit Committee states be composed entirely of that all the members of the committee must be
      outside directors.           "independent"  directors  as  defined  by the
                                   NYSE Rules. As at the date hereof, all of the
                                   members of the Audit  Committee  are  outside
                                   and "unrelated"  directors within the meaning
                                   of    the    Governance     Guidelines    and
                                   "independent", as defined by the NYSE Rules.

      The        roles        and  The  responsibilities  of the Audit Committee
      responsibilities   of   the  are set out in its  mandate,  a copy of which
      audit committee should be is attached to this Circular as Exhibit 1. specifically defined so as
      to   provide    appropriate
      guidance to audit committee
      members as to their duties.

      The audit committee should The mandate of the Audit Committee provides have direct communication that the Audit Committee shall meet channels with the internal separately, at least quarterly, with and external auditors to management, with the internal control discuss and review specific self-assessment committee and with the issues as appropriate and independent auditors. The Audit Committee has the committee duties should the responsibility of reviewing with the
      include           oversight  independent  auditors  any audit  problems or
      responsibility          for  difficulties   and   management's    response
      management   reporting   on  thereto. Further, the Audit Committee has the
      internal control. In mandate to review the results of assessments addition, the audit of the Company's internal controls, including committee should ensure disclosure controls and procedures, and the that management has steps adopted to correct significant internal designed and implemented an control deficiencies, if any.
      effective     system     of
      internal control.            The Audit  Committee  has adopted  procedures
                                   for the confidential and anonymous  treatment
                                   of   complaints   by  the   Audit   Committee
                                   submitted by employees regarding questionable
                                   accounting  or auditing  matters and by third
                                   parties   regarding   accounting,    internal
                                   accounting controls or auditing matters which can be viewed at the Company's website at www.zarlink.com.

TSX Governance Guidelines          Corporate Governance Practices at the Company

14. The Board of Directors Directors of the Company may request to should implement a system engage outside advisors at the expense of the which enables an individual Company with respect to corporate governance director to engage an matters and in other circumstances judged outside adviser at the appropriate by the Nominating and Corporate expense of the Company in Governance Committee. All such requests are appropriate circumstances. monitored and approved by the Nominating and The engagement should be Corporate Governance Committee.
      subject to the  approval of
      an appropriate committee of
      the Board.

                              FINANCIAL INFORMATION
                        IN ACCORDANCE WITH CANADIAN GAAP
                    FOR THE FISCAL YEAR ENDED MARCH 26, 2004

The consolidated financial information as set out in the Company's Fiscal 2004 Annual Report is in United States (U.S.) dollars and in accordance with U.S. GAAP. In keeping with the requirements of Canadian legislation, the Company is also providing its shareholders with consolidated financial information in accordance with Canadian GAAP (in United States dollars). The generally accepted accounting principles in Canada differ in some respects from those applicable in the U.S.